UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant x

Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
Eastern Bankshares, Inc.
(Name of the Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 26, 2026

Dear Shareholder:

I am pleased to invite you to attend the 2026 Annual Meeting of Shareholders of Eastern Bankshares, Inc. The meeting will be held on Monday, May 18, 2026, at 12:00 p.m. Eastern Time online via the Internet. Details regarding the business to be conducted at the meeting are described in the notice of the meeting and our proxy statement.

Shareholders will receive a notice describing how to access our proxy materials over the Internet, how to request a paper copy of proxy materials, and how to register to attend the meeting virtually. Our proxy materials, including this proxy statement and our 2026 annual report to shareholders, contain our audited financial statements and information about our business.

Your vote is very important. You can ensure your shares of our common stock are represented and are voted by submitting your instructions by telephone, the Internet, or in writing by returning your proxy card or voting form. We encourage you to consider registering for and attending our virtual 2026 Annual Meeting of Shareholders.

Thank you for your support and continued interest in Eastern Bankshares, Inc.

Sincerely,

ROBERT F. RIVERS
Chair of the Board of Directors and
Executive Chair

March 26, 2026

To Shareholders of

Eastern Bankshares, Inc.

NOTICE OF ANNUAL MEETING

The 2026 Annual Meeting of Shareholders of Eastern Bankshares, Inc. (“the Company”) will be held on Monday, May 18, 2026, at 12:00 p.m. Eastern Time online via the Internet. The purpose of the meeting is to consider and take action upon the following matters:

1.	to elect six directors for a one-year term expiring in 2027;
2.	to hold an advisory vote on executive compensation;
3.	to ratify the appointment of Ernst & Young LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the 2026 fiscal year; and
4.	to vote on such other business as may properly be brought before the meeting and any adjournment of the meeting.

The record date for the determination of the shareholders entitled to receive notice of and to vote at the Annual Meeting is Friday, March 13, 2026. Our stock transfer books will remain open.

Our Bylaws require that the holders of a majority of the shares of Company common stock, issued and outstanding and entitled to vote at the meeting, be present online or in person, or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. Accordingly, it is important that your shares be represented at the meeting regardless of the number of shares you may hold. Please ensure that your shares of Company common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning your proxy card or voting form. If you choose to attend the virtual 2026 Annual Meeting, you may also vote your shares through the Internet during the meeting.

You are entitled to participate in the 2026 Annual Meeting if you were a shareholder at the close of business on Friday, March 13, 2026, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee as of such record date.

•

To register to attend the 2026 Annual Meeting online via the Internet, visit www.proxydocs.com/EBC and enter your control number. Registrants who choose to participate will be provided a link via email to the virtual meeting on the day of the meeting.

•	To vote your shares virtually in advance of or at the 2026 Annual Meeting, visit www.proxypush.com/EBC and enter your control number.

Your control number can be found on your proxy card, vote authorization form or the Notice of Internet Availability of Proxy Materials.

If you join the virtual 2026 Annual Meeting, you can submit questions in writing during the meeting through the Q&A tab on the virtual platform. We intend to answer as many questions that pertain to Company matters as time allows during the meeting. Questions that are substantially similar may be grouped or not answered to ensure we are able to address as many topics as possible.

A complete list of registered shareholders will be made available to shareholders of record at the meeting and in accordance with our Bylaws by emailing annualmeeting@easternbank.com.

This notice, the proxy and proxy statement are sent to you by order of our Board of Directors on behalf of the Company.

KATHLEEN C. HENRY
Executive Vice President, General Counsel and
Corporate Secretary

PROXY STATEMENT

We are furnishing this proxy statement (“the Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors (which we sometimes refer to as “Board”) of Eastern Bankshares, Inc. (which we may also refer to as “we” “us” or “the Company” throughout this Proxy Statement; Eastern Bank is sometimes referred to herein as the “Bank,” and Eastern Bankshares, Inc. and Eastern Bank are sometimes collectively referred to herein as “Eastern”) for use at our 2026 annual meeting of shareholders (“Annual Meeting” or “the Meeting”) to be held on Monday, May 18, 2026, at 12:00 p.m. Eastern Time online via the Internet and at any adjournment of that meeting. The mailing address of our principal executive office is 125 High Street, Oliver Street Tower, 9th Floor, Boston, Massachusetts 02110. The Notice of Annual Meeting and this Proxy Statement are first being furnished to our shareholders on or about March 26, 2026.

INTERNET AVAILABILITY OF PROXY MATERIALS

Our proxy materials are available over the Internet. Shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about March 26, 2026, to comply with the 40-day requirement pursuant to Rule 14a-16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Notice contains instructions on how to access our proxy materials, including our Proxy Statement, in connection with the Annual Meeting and submit your proxy or vote authorization form. The Notice also provides information on how to request paper copies of our proxy materials. If you have previously requested a paper copy of the proxy materials, you will receive a paper copy by mail. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise. If you receive more than one Notice, it means that your shares are registered in more than one name or are registered in different accounts. In order to vote the shares you own, you must vote pursuant to the instructions on each Notice.

VOTING PROCEDURES

Purpose of Annual Meeting

Shareholders entitled to vote at the Annual Meeting will consider and act upon the matters outlined in the notice of meeting accompanying this Proxy Statement, including the election of six individuals to our Board of Directors, each to be elected for a one-year term expiring in 2027 (Proposal 1); approval, by non-binding advisory vote, of the compensation of our Named Executive Officers (Proposal 2); and ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the 2026 fiscal year (Proposal 3).

Voting Securities and Record Date

Only shareholders of record at the close of business on Friday, March 13, 2026 (“Record Date”), are entitled to vote at the Meeting or any adjournment of the Meeting. Outstanding capital stock entitled to vote at the Meeting as of the Record Date consisted of 233,848,944 shares of Company common stock, $0.01 par value per share. Each holder of record of Company common stock on the Record Date is entitled to one vote per share of common stock held, except that, as provided in our Restated Articles of Organization, a person who beneficially owns more than 10% of Company shares will be entitled to cast only one one-hundredth (1/100th) of a vote per share for each share in excess of the 10% limit.

In accordance with the Company’s amended and restated bylaws (“Bylaws”), a list of shareholders of record as of the Record Date (“Shareholder List”) will be available for inspection by any shareholder, beginning two business days after notice is given of the Annual Meeting and continuing through the Annual Meeting. The Shareholder List may be accessed during the Annual Meeting through the virtual meeting platform. In addition, you may contact our Corporate Secretary by submitting an email to annualmeeting@easternbank.com and requesting a time to view the Shareholder List virtually, for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, on any business day from Monday, March 30, 2026, to the time of the Annual Meeting.

Quorum

The holders of a majority of the shares of Company common stock that are issued and outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. For purposes of determining the presence or absence of a quorum, abstentions and broker non-votes will be counted as present. A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Brokers have the discretion to vote their clients’ proxies only on routine matters.

Attending the Annual Meeting

We invite all shareholders as of the Record Date to attend the Annual Meeting, which will be held online.

Virtual Meeting Registration and Attendance Process

•

To attend the virtual Annual Meeting, you must first register at www.proxydocs.com/EBC.

•

On this registration website, you will be asked to enter your name, email address and the unique Control Number found on the proxy materials you received.

•

A link to the Annual Meeting will be emailed to you on the day of the Annual Meeting.

If you own an interest in Company common stock through the Company’s Employee Stock Ownership Plan (“ESOP”) or 401(k) Plan, you may register to attend, but may not vote at, the Annual Meeting.

Even if you plan to attend the virtual Annual Meeting, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

Manner of Voting

Each share of Company common stock you hold is entitled to one vote for or against a proposal. Shares entitled to be voted at the Annual Meeting can only be voted if the shareholder of record of such shares is present online at the Annual Meeting, returns a signed proxy card, or authorizes proxies to vote his or her shares by telephone or over the Internet. Shares represented by valid proxy will be voted in accordance with your instructions. If you choose to vote your shares by telephone or over the Internet, you may do so until the dates and times set forth below, by following the instructions on the proxy card or the Notice.

Shareholders of Record

If you are a shareholder of record of Company common stock as of the Record Date, you may vote in one of the following ways:

By Internet	by following the Internet voting instructions included in the proxy card and Notice until the close of polls at the Annual Meeting.
By Telephone	by following the telephone voting instructions included in the proxy card and Notice until the close of polls at the Annual Meeting.
By Mail

by marking, dating and signing your printed proxy card (if requested and received by mail) in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials for receipt prior to the Annual Meeting.

Online during the Annual Meeting	by attending the Annual Meeting virtually and voting online while the polls are open.

You may revoke your proxy at any time before the shares are voted at the Annual Meeting by entering new voting instructions by telephone or over the Internet until the close of polls at the Annual Meeting, by written notice received by our Corporate Secretary before the Annual Meeting, by executing and returning a new proxy bearing a later date, or by voting online during the Annual Meeting. Attendance at the Annual Meeting without voting by ballot will not revoke a previously submitted proxy.

You may specify your choices by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted in accordance with the recommendation of our Board of Directors and as the individuals named as proxy holders on the proxy card deem advisable on all other matters that may properly come before the Annual Meeting. The Board of Directors recommends that you vote FOR the listed nominees for director; FOR the approval of an advisory vote on compensation paid to our Named Executive Officers (“NEOs”); and FOR ratification of the appointment by the Audit Committee of the Board of Directors of our independent registered public accounting firm for the 2026 fiscal year.

Shareholders in “Street Name”

If your shares are held in “street name” through a broker, bank or other intermediary,

your broker, bank or other intermediary should give you instructions for voting your shares. In these cases, you may vote by internet, telephone or mail, as instructed by your broker, bank or other intermediary.

If you hold your shares in “street name,” generally the broker or other representative may only vote the shares that it holds for you in accordance with your instructions. However, if the broker or other representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. Brokers have the discretion to vote their clients’ proxies only on routine matters.

At the Annual Meeting, only the ratification of the appointment of our auditors is considered a routine matter. The vote on election of directors and the advisory vote on executive compensation are non-discretionary voting matters, and therefore your broker will not be able to vote on any of these matters without receiving your instructions. Your broker or other representative will generally provide detailed voting instructions with your proxy materials. These instructions may include information on whether your shares can be voted by telephone or over the Internet and the manner in which you may revoke your votes. Please reach out to your broker, bank or other intermediary if you have not received such instructions or have questions.

Participants in the Company’s 401(k) Plan or ESOP

If you are a participant in the Company’s ESOP or 401(k) Plan, you will receive a Notice by e-mail or by mail. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of Company common stock allocated to his or her plan account. Using the Control Number received on your Notice, follow the instructions above (for “Shareholders of Record”) to provide your voting instructions to the applicable plan trustee or administrator by Internet or telephone. If you own shares through any of these plans and you do not provide your voting instructions by 11:59 p.m., Eastern Time, on Wednesday, May 13, 2026, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans. Please note that plan participants must provide voting instructions by the specified deadline (May 13, 2026), which is earlier than the voting deadline for shareholders of record (who may vote through the closing of the polls at the Annual Meeting). In addition, due to the earlier voting deadline for plan participants, you cannot provide your voting instructions at the Annual Meeting. However, you may still register for and attend the Annual Meeting and ask questions.

Even if you plan to attend the virtual Annual Meeting, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted in the event that you later decide not to attend the Annual Meeting.

Vote Required

Assuming a quorum is present at the Annual Meeting, the vote required to adopt each of the proposals is as follows:

•

Election of Directors (Proposal 1). The election of directors is determined by a majority of the votes cast in person or by proxy by the shareholders entitled to vote on the election of directors in an uncontested election. Under the Company’s Bylaws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes are not counted as votes “for” or “against” a nominee and will have no effect upon the outcome of the vote on the election of directors.

•

All Other Matters: Advisory Vote on Executive Compensation (Proposal 2); and Ratification of the Appointment by the Audit Committee of the Board of Directors of Our Independent Registered Public Accounting Firm (Proposal 3). All other matters are determined by a majority of the votes cast by the holders of the shares present or represented by proxy at the Annual Meeting and voting on each matter. Abstentions and broker non-votes will have no effect on the determination of whether shareholders have approved these proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of Company common stock as of Friday, March 13, 2026, with respect to:

•	those persons we know to beneficially own more than 5% of the outstanding shares of Company common stock based on our review of filings made with the Securities and Exchange Commission (“SEC”);
•	each of our NEOs and directors; and
•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of any person or entity listed is c/o Eastern Bankshares, Inc., 125 High Street, Oliver Street Tower, 9th Floor, Boston, Massachusetts 02110. The applicable percentage of beneficial ownership is based on 233,848,944 shares of Company common stock outstanding as of March 13, 2026. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power with respect to the shares of Company common stock shown as beneficially owned. Securities that may be beneficially acquired within 60 days of Friday, March 13, 2026 are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person but are not treated as outstanding for the purpose of computing the ownership of any other person.

Name of Beneficial Owner	Directly or Indirectly Held (#)(1)(2)	Right to Acquire (#)(3)	Total Amount and Nature of Beneficial Ownership of Common Stock (#)	Percentage of Common Stock (%)
FMR LLC (4)	17,608,092	—	17,608,092	7.53%
The Vanguard Group (5)	16,382,980	—	16,382,980	7.01%
Principal Trust Company (6)	14,791,261	—	14,791,261	6.33%
T. Rowe Price Investment Management, Inc. (7)	13,728,558	—	13,728,558	5.87%
BlackRock, Inc. (8)	12,590,988	—	12,590,988	5.38%
Richard C. Bane (9)	198,615	—	198,615	*
Luis A. Borgen (10)	20,011	—	20,011	*
Joseph F. Casey (11) (16)	331,595	—	331,595	*
Joseph T. Chung (12)	128,615	—	128,615	*
Bari A. Harlam (13) (16)	78,084	—	78,084	*
Marisa J. Harney (14)	8,868	—	8,868	*
Diane S. Hessan (15)	120,615	—	120,615	*
Richard E. Holbrook (17)	275,115	—	275,115	*
Deborah C. Jackson (16) (18)	90,456	—	90,456	*
Peter K. Markell (19)	178,615	—	178,615	*
Leon A. Palandjian (20)	95,678	—	95,678	*
Robert F. Rivers (16) (21)	463,203	—	463,203	*
Cathleen A. Schmidt (16) (22)	28,297	—	28,297	*
Denis K. Sheahan (16) (23)	303,856	—	303,856	*
Michael J. Sullivan (24)	129,741	—	129,741	*
Linda M. Williams (25)	8,868	—	8,868	*
Andargachew S. Zelleke (26)	9,712	—	9,712	*

Name of Beneficial Owner	Directly or Indirectly Held (#)(1)(2)	Right to Acquire (#)(3)	Total Amount and Nature of Beneficial Ownership of Common Stock (#)	Percentage of Common Stock (%)
Quincy L. Miller (27)	169,879	—	169,879	*
R. David Rosato (28)	60,732	—	60,732	*
Donald M. Westermann (29)	60,575	—	60,575	*
All Directors and Executive Officers as a group (22 persons) (30)	2,945,137	—	2,945,137	1.26%

* Less than 1%

(1)

The number of shares beneficially owned by each shareholder is determined under the rules of the SEC, and the information provided is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, as determined under such rules, each shareholder has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares reported in this table. The inclusion of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2)

For executive officers, shares directly or indirectly held includes shares held by the Company’s ESOP, including the amounts of 4,921 shares for NEOs Messrs. Rivers, Miller and Westermann and 889 shares for Mr. Sheahan. Mr. Rosato will be eligible to participate in the Company’s ESOP in 2026. Fractional shares have been rounded down.

(3)	Consists of shares of the Company’s common stock which the named individual or group has the right to acquire within sixty (60) days of Friday, March 13, 2026.
(4)

Based upon information regarding Company holdings reported by way of Amendment No. 2 to a Schedule 13G filed with the SEC by FMR LLC, on February 5, 2026. The address of FMR LLC is 245 Summer Street, Boston, MA 02210. FMR LLC reported that, as of December 31, 2025, it, as a parent holding company/control person, and Abigail P. Johnson, as an individual, each had sole dispositive power over 17,608,091.83 shares. FMR LLC had sole voting power over 17,584,829 shares. One or more other persons are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Company common stock. No one other person’s interest in Company common stock is more than 5% of the total outstanding common stock.

(5)

Based upon information regarding Company holdings reported by way of Amendment No. 3 to a Schedule 13G filed with the SEC on February 13, 2024, by The Vanguard Group (“Vanguard”). The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard reported that, as of December 29, 2023, it had shared voting power over 137,253 shares; sole dispositive power over 16,081,993 shares; and shared dispositive power over 300,987 shares. Vanguard beneficially owns the Company holdings disclosed in the table above in its capacity as an investment advisor.

(6)

Based upon information regarding Company holdings reported by way of Amendment No. 4 to a Schedule 13G filed with the SEC on November 14, 2024, by Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Directed Trustee (“Trustee”) of the ESOP. The Trustee reported that, as of September 30, 2024, it held 14,791,261 shares of Company common stock, as to which it had both shared voting power and shared dispositive power and as to which it disclaims beneficial ownership. The address of the Trustee is 1013 Centre Road Ste 300, Wilmington DE 19805-1265. The ESOP is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). The Trustee follows the directions of the investment fiduciary named in the ESOP or other parties designated in the ESOP’s trust agreement with respect to voting and disposition of shares and is subject to certain fiduciary duties under ERISA.

(7)

Based upon information regarding Company holdings reported by way of a Schedule 13G filed with the SEC on February 17, 2026, by T. Rowe Price Investment Management, Inc (“T. Rowe Price”). The address of T. Rowe Price is 1307 Point Street, Baltimore, MD 21231. T. Rowe Price reported that, as of December 31, 2025, it had sole voting power over 13,677,814 shares and sole dispositive power over 13,728,558 shares. T. Rowe Price beneficially owns the Company holdings disclosed in the table above in its capacity as an investment advisor.

(8)

Based upon information regarding Company holdings reported by way of Amendment No. 3 to a Schedule 13G filed with the SEC on January 26, 2024, by BlackRock, Inc. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. BlackRock, Inc., which filed as a parent holding company, reported that, as of December 31, 2023, it had sole voting power over 12,245,822 shares and sole dispositive power over 12,590,988 shares.

(9)	Consists of (i) 182,023 shares held directly and (ii) 16,592 shares of restricted stock that are subject to applicable vesting requirements.
(10)	Consists of (i) 3,419 held directly and (ii) 16,592 shares of restricted stock that are subject to applicable vesting requirements.
(11)	Consists of (i) 227,234 shares held indirectly in a trust, (ii) 102,079 shares held in a rollover IRA and (iii) 2,282 shares held in a Roth IRA
(12)	Consists of (i) 112,023 shares held directly and (ii) 16,592 shares of restricted stock that are subject to applicable vesting requirements.
(13)	Consists of (i) 61,492 shares held directly and (ii) 16,592 shares of restricted stock that are subject to applicable vesting requirements.
(14)	Consists of (i) 4,696 shares held directly and (ii) 4,172 shares of restricted stock that are subject to applicable vesting requirements.
(15)

Consists of (i) 102,023 shares held directly; (ii) 16,592 shares of restricted stock that are subject to applicable vesting requirements; and (iii) 2,000 shares held by Crimson Seed Capital, LLC, which is controlled by Ms. Hessan’s spouse and as to which Ms. Hessan disclaims beneficial ownership except to the extent of any pecuniary interest therein.

(16)

Excludes 6,079,153 shares of Company common stock beneficially owned by the Eastern Bank Foundation (“Foundation”) as of March 13 2026, as to which the director shares investment power as a trustee of the Foundation. The Company donated such shares in connection with its initial public offering (“IPO”). The Foundation is a charitable trust under Massachusetts law. It is organized exclusively for charitable purposes, and its trust instrument provides that no part of the Foundation’s net earnings will inure to the benefit of or be payable to any private shareholder or individual. As required by Federal Reserve Board regulations, all shares of Company common stock held by the Foundation must be voted in the same ratio as all other shares of the Company common stock on all proposals considered by the Company’s shareholders.

(17)	Consists of (i) 62,023 shares held directly; (ii) 196,500 shares held in joint tenancy with spouse; and (ii) 16,592 shares of restricted stock that are subject to applicable vesting requirements.
(18)	Consists of (i) 54,864 shares held directly; (ii) 19,000 shares held in an IRA; and (ii) 16,592 shares of restricted stock that are subject to applicable vesting requirements
(19)	Consists of (i) 162,023 shares held directly and (ii) 16,592 shares of restricted stock that are subject to applicable vesting requirements.
(20)	Consists of (i) 36,609 shares held directly and (ii) 54,897 shares held under joint tenancy with spouse and (iii) 4,172 shares of restricted stock that are subject to applicable vesting requirements.
(21)	Consists of (i) 258,282 shares held directly; (ii) 200,000 shares held in joint tenancy with spouse; and (iii) 4,921 shares held by the Company’s ESOP.
(22)	Consists of (i) 4,956 shares held directly; (ii) 19,169 shares held indirectly through a revocable trust and (iii) 4,172 shares of restricted stock that are subject to applicable vesting requirements.

(23)	Consists of (i) 18,881 shares held directly, (ii) 250,781 shares held indirectly in a revocable trust, (iii) 33,305 held in IRA and (iv) 889 shares held by the Company’s ESOP.
(24)	Consists of (i) 128,323 shares held directly, (ii) 707 shares held indirectly through Double Eagle LLC, a self-funded retirement plan, and (iii) 711 shares held indirectly in a rollover 401(k).
(25)	Consists of (i) 4,696 shares held directly and (ii) 4,172 shares of restricted stock that are subject to applicable vesting requirements.
(26)	Consists of (i) 5,540 shares held directly and (ii) 4,172 shares of restricted stock that are subject to applicable vesting requirements.
(27)

Consists of (i) 66,538 shares held directly; (ii) 83,240 shares held through IRAs; (iii) 1,280 shares held by spouse’s IRA; (iv) 13,900 shares held in the Company’s 401(k) and (v) 4,921 shares held by the Company’s ESOP.

(28)	Consists of (i) 10,732 shares held directly and (ii) 50,000 shares held indirectly through spousal trust.
(29)	Consists of (i) 32,972 shares held directly; (ii) 22,682 shares held in the Company’s 401(k) and (iii) 4,921 shares held by the Company’s ESOP.
(30)

Includes (i) 2,656,322 shares held directly or indirectly with spouse or as custodian for the benefit of a family member; (ii) 180,049 shares held in IRAs, (iii) 78,311 shares held in 401(k) Plan accounts, and (iv) 25,494 shares held by the Company’s ESOP. Dividends paid on shares held by participants in 401(k) Plan and ESOP accounts are automatically reinvested to acquire additional shares of Company stock. Shares forfeited by ESOP participants are reallocated to remaining participants based on eligible compensation, in the same manner that shares are allocated for such year. The total shares reported for All Directors and Executive Officers includes two additional Executive Officers that are not Named Executive Officers in 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of Company common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our securities. Based solely upon a review of these filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2025 on a timely basis with the exception of one report that was untimely filed due to an administrative oversight.

PROPOSAL 1

ELECTION OF DIRECTORS

Currently, the Company’s Board of Directors is divided into three classes of directors serving staggered terms, with each class being as equal in number as possible. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. Six directors are standing for election at the Annual Meeting.

Based on the recommendation of its Nominating and Governance Committee, the Board of Directors has nominated Messrs. Borgen, Palandjian, Rivers, and Sullivan and Mses. Hessan and Schmidt for election as directors for the one-year term expiring at the 2027 annual meeting of shareholders. Messrs. Borgen, Palandjian, Rivers, and Sullivan and Mses. Hessan and Schmidt are each currently members of our Board of Directors. If any nominee becomes unable to serve as a director, the proxy holders may vote the proxy for the election of a substitute nominee to be designated by the Board of Directors. We do not expect that any nominee will be unable to serve. Directors serve until the expiration of their terms and until their successors have been elected and qualified or until their earlier retirement or their resignation, death or removal in accordance with our Bylaws.

In accordance with an amendment approved by Company shareholders in 2022, the Company’s Articles of Organization have been amended to provide that for the Annual Meetings of shareholders in 2026, the classes of directors whose terms expire at that meeting will be nominated for re-election for a one-year term, and the Board of Directors will be fully declassified, with all directors standing for annual election, beginning with the Company’s 2027 annual meeting of shareholders.

Recommendation

Each of the below nominees has considerable professional and business expertise. The Company’s Board of Directors recommends a vote “FOR” each nominee based on its carefully considered judgment that the experience, qualifications, attributes and skills of each nominee qualify him or her to serve on our Board of Directors and its belief that the election of Messrs. Borgen, Palandjian, Rivers, and Sullivan, and Mses. Hessan and Schmidt as directors is in the best interests of the Company. Information regarding the experience and qualifications of each Company director, including the six director nominees, is provided below.

Nominees for Class III Directors for a One-Year Term That Will Expire in 2026

Luis A. Borgen	Experience
Age 56

Luis Borgen has served as a director of the Company and Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2016. He is a former Chief Financial Officer with over 25 years of experience in both public and private equity-backed companies in the consumer, healthcare, and technology sectors. From September 2019 through April 2022, Mr. Borgen served as Chief Financial Officer of athenahealth, Inc., a leading SaaS provider of healthcare software that automates and manages revenue cycle management and electronic health records for physician practices and health systems. From 2017 to 2019, Mr. Borgen was Chief Financial Officer for Vistaprint, an e-commerce company that produces marketing products for small businesses. Previously, he served as Chief Financial Officer for two publicly traded companies: DAVIDsTEA (from 2012-2017) and DaVita Inc. (from 2010-2012). From 1997 to 2010, Mr. Borgen served in increasing roles of responsibility at Staples, Inc., leading to his appointment as Senior Vice President, Finance for the U.S. Retail business. He has served on the Boards of Directors of Carter’s since 2021 and Synopsys since 2022. A veteran of the U.S. Air Force from 1992 to 1997, his early background focused on the development of intelligence, surveillance and reconnaissance platforms, and cyber warfare capabilities. Mr. Borgen holds a B.S. in Management from the United States Air Force Academy, an M.S. in Finance from Boston College, and an MBA with honors from the University of Chicago Booth School of Business.

Qualifications

We believe Mr. Borgen’s experience with financial accounting matters and oversight of the financial reporting process of public companies, as well as his expertise in corporate governance, risk management, strategic planning, international expansion, and mergers and acquisitions, qualifies him to serve on our Board of Directors.

Diane S. Hessan	Experience
Age 71

Diane S. Hessan has served as a director of the Company and Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2016. She currently serves as Chief Executive Officer of Salient Ventures, an investment and advisory company with a portfolio of angel investments focused on technology companies, a position she has held since November 2016. Previously, she was Chief Executive Officer of Startup Institute, which is dedicated to helping people transform their careers to succeed in the innovation economy. She is also Chairman of C Space, where she was Founder and Chief Executive Officer for 14 years. C Space (formerly Communispace) is a market research company, which builds online communities to help marketers generate consumer insights. While Ms. Hessan was CEO, the compound annual growth of C Space was 62% per year. Ms. Hessan also serves on the boards of DP Cap Acquisition Corp I, Tufts University, Panera Brands, Sago, and NACD New England. Ms. Hessan served on the board of Brightcove from March 2017 to April 2025 and served as its Chairman from May 2022 until February 2025. Ms. Hessan received her MBA from Harvard Business School and her B.A. in Economics and English from Tufts University. She has also received Honorary Doctorate degrees from Bentley University and the New England College of Business.

Qualifications
We believe Ms. Hessan’s executive experience, entrepreneurial passion and customer-centric, data driven perspective qualify her to serve on our Board of Directors.

Leon A. Palandjian	Experience
Age 56

Dr. Leon A. Palandjian has served as a director of the Company and Eastern Bank since the merger with Cambridge Bancorp and Cambridge Trust Company in July 2024. Dr. Palandjian served as a director of Cambridge and Cambridge Trust Company since 2006, was Lead Director of Cambridge’s Board from 2014 until January 2017 and was chair of its Trust Committee. He serves as the Chief Risk Officer of Intercontinental Real Estate Corporation, a national real estate investment, development, and management firm headquartered in Boston, Massachusetts, with responsibility for enterprise risk management and real estate capital market oversight. Dr. Palandjian has held his current role since 2017 after managing Intercontinental Capital Management LLC’s fund-of-funds portfolio starting in 2007. Previously, he served as a Principal at Flagship Ventures, a life sciences venture capital company, from 2000 to 2003, and as a Portfolio Manager at Andesite LLC, a hedge fund focused on the life sciences sector, from 2003 to 2006. He serves on the Advisory Board of Massachusetts General Hospital’s McCance Center for Brain Health, which researches how to prevent, detect early, and treat Alzheimer’s disease, and has also served as a trustee of Mount Auburn Hospital. Dr. Palandjian holds an M.D. from Harvard Medical School and a B.A. in Economics from Harvard College. He is a CFA charter holder.

Qualifications
We believe that Dr. Palandjian’s extensive experience in risk management, finance and commercial real estate qualifies him to serve on our Board of Directors.

Robert F. Rivers	Experience
Age 61

Robert F. Rivers is the Executive Chair and Chair of the Boards of Directors of the Company and Eastern Bank since the merger with Cambridge Bancorp and Cambridge Trust Company in July 2024. Prior to that merger, he served as the Chief Executive Officer of Eastern Bank and its predecessor holding company, Eastern Bank Corporation since January 1, 2017. Mr. Rivers joined Eastern Bank in 2006 as its Vice Chair and Chief Banking Officer, becoming President in 2007, President and Chief Operating Officer in 2012, and was elected an Eastern Bank Director in 2015. Immediately prior to joining Eastern, he was an Executive Vice President for Retail Banking at the former Commercial Federal Bank in Omaha, Nebraska. From 1991 to 2005, Mr. Rivers held several staff and line leadership positions at M&T Bank in Buffalo, NY. Mr. Rivers has over 40 years of community banking experience and is a graduate of Stonehill College and the University of Rochester’s Simon Business School. For the past four years, he has been appointed to the Federal Reserve’s Federal Advisory Council. Mr. Rivers is involved extensively in the community, serving as Chair of the John F. Kennedy Library Foundation Board of Directors and is on the Board of Directors of the Greater Boston Chamber of Commerce, the Massachusetts Business Roundtable, The Lowell Plan, and The New England Council. He also is a member of the Board of Trustees of Stonehill College, the Advisory Boards of the Lawrence Partnership and UTEC, as well as the Boston Women’s Workforce Council and The Boston Club, and the Mass FinTech Hub. Mr. Rivers also Co-Chairs the Massachusetts Business Coalition for Early Childhood Education. Most recently, he was appointed by the Healey-Driscoll administration as Chair of MA250, commemorating the many events across the state that led to America’s independence.

Qualifications

We believe that Mr. Rivers’ experience as Board Chair and Chief Executive Officer for over nine years and now as Executive Chair, his prior service as a senior executive officer at Eastern and other banks, and his familiarity with the communities that Eastern serves, including through his involvement with numerous non-profit organizations in the greater Boston area qualify him to serve on our Board.

Cathleen A. Schmidt	Experience
Age 66

Cathleen Schmidt has served as director of the Company and Eastern Bank since the merger with Cambridge Bancorp and Cambridge Trust Company in July 2024. She previously served as a director of Cambridge Bancorp and Cambridge Trust Company since 2016 until July 2024. Ms. Schmidt most recently served as Executive Director and Chief Executive Officer at McLane Middleton, Professional Association, a large full-service law firm, from 2013 until her retirement in September 2021. Prior to that, she served in banking leadership roles for three decades, including President and Chief Executive Officer of Citizen’s Bank New Hampshire/Vermont from 2006 to 2011, after previously serving in executive leadership roles with M&T Bank and Old Stone Bank. Ms. Schmidt’s community leadership has included service as Chair of the Business and Industry Association of New Hampshire, Chair of Granite United Way board of directors, Chair of the Business Committee for the Arts, a board member of Harvard Pilgrim Foundation, and the Moore Center. In addition, Ms. Schmidt has been a member of the Advisory Board of the New Hampshire Institute of Politics and the Board of Overseers of Dartmouth-Hitchcock Medical Center. She holds a Bachelor of Arts degree from Boston College and completed Executive Education coursework at Harvard Business School.

Qualifications

We believe that Ms. Schmidt’s experience in banking and professional services as well as her community leadership, particularly in the New Hampshire market, qualify her to serve on our Board of Directors.

Michael J. Sullivan	Experience
Age 71

Michael J. Sullivan has served as a director of the Company and Eastern Bank since November 2025. Mr. Sullivan has been a partner at the Ashcroft Law Firm, LLC in Boston, Massachusetts since 2009. Previously, he was a United States Attorney for the District of Massachusetts from 2001 to 2009, where he led efforts focused on combatting fraud against government programs that resulted in the recovery of more than $4 billion. From 2006 until January 2009, he served as the Acting Director of the Bureau of Alcohol, Tobacco, Firearms and Explosives at the United States Department of Justice in Washington, D.C. Mr. Sullivan also served as District Attorney for Plymouth County, Massachusetts from 1995 to 2001. Mr. Sullivan joined HarborOne Bancorp, Inc.’s Board of Directors in 2015. During his service as Chair of the HarborOne Bancorp, Inc. and HarborOne Bank Boards of Directors from 2018 to 2025, Mr. Sullivan oversaw strategic initiatives that contributed to over 50% revenue growth for the company. Mr. Sullivan has been a member of the board of directors of Signature Healthcare since May 2009. Mr. Sullivan received his undergraduate degree from Boston College and his Juris Doctor from Suffolk University Law School. He has also received Honorary Doctorate degrees from New England School of Law and Suffolk University.

Qualifications
We believe that Mr. Sullivan’s extensive corporate regulatory compliance, security experience and legal expertise qualify him to serve on our Board of Directors.

The directors listed below are not up for election this year, and each will continue in office until the annual meeting of shareholders in 2027 or until his or her earlier resignation, death, or removal in accordance with the Company’s Bylaws.

Class II Directors Continuing in Office (Term Will Expire in 2027)

Richard E. Holbrook	Experience
Age 74 Mr. Holbrook is expected to retire on December 31, 2026 in accordance with Company Policy.

Richard E. Holbrook currently serves as director and Chair Emeritus of the Company and Eastern Bank. Mr. Holbrook retired as Chair and Chief Executive Officer of Eastern Bank in 2016, having served in those roles since 2007. He also served as a trustee of its predecessor holding company, Eastern Bank Corporation, since 2001. Mr. Holbrook joined Eastern Bank in 1996 as Chief Financial Officer and Executive Vice President and was named President and Chief Operating Officer of Eastern Bank and Eastern Bank Corporation in 2001. He has more than 40 years of banking experience as a commercial lender, trust officer and planning and financial manager. During his leadership at Eastern, Mr. Holbrook served as the Federal Advisor Council representative for the First Federal Reserve District, meeting quarterly to discuss business and financial conditions with the Federal Reserve Board of Governors in Washington, D.C. Mr. Holbrook also served on the Board of Directors of the Federal Reserve Bank of Boston, and on the executive committee of the Boston Chamber of Commerce. He is also the former chair of the Massachusetts Bankers Association. He received his undergraduate degree from Yale University and his MBA from Harvard Business School.

Qualifications

We believe Mr. Holbrook’s experience working in the banking industry, particularly his decades of past experience as a member of our executive management team, qualifies him to serve on our Board of Directors.

Deborah C. Jackson	Experience
Age 74

Deborah C. Jackson, the Lead Director of the Company and Eastern Bank, has served as a director of Eastern Bank since 2000 and as a trustee of its predecessor holding company, Eastern Bank Corporation, since 2001. She served as President of Cambridge College from 2011 through 2023. Prior to that, Ms. Jackson served for nearly a decade as Chief Executive Officer of the American Red Cross of Eastern Massachusetts. Previously, she served as Vice President of the Boston Foundation, where she managed its $50 million grant and initiatives program. Throughout her career, Ms. Jackson has served and continues to serve on numerous commissions, task forces and boards. Ms. Jackson served for over 15 years on the board of the American Student Assistance Corporation, the nation’s first student loan guarantor agency, and she has served on the Boston College Carroll School of Management’s Advisory Board and the boards of Milton Academy and Harvard Pilgrim Health Care. She also served as Chairman of the Board of Directors of the Association of Independent Colleges and Universities in Massachusetts and was a board member of the New England Chapter of The National Association of Corporate Directors. In addition, Ms. Jackson served as the Chair of the Audit Committee and on the Board of Directors of the Boston Stock Exchange. She currently serves on the Boards of Directors of John Hancock Investments and the Amwell Corporation, where she has served since October 2020. Ms. Jackson also serves on the Board of Trustees of the Eastern Bank Foundation. Ms. Jackson attended Hampton University, graduated from Northeastern University with a B.A. and pursued graduate studies in urban studies and planning from the Massachusetts Institute of Technology. Ms. Jackson is also the recipient of Honorary Doctorate degrees from Curry College and Merrimack Valley College.

Qualifications
We believe Ms. Jackson’s extensive executive, civic, community and board leadership experience qualifies her to serve on our Board of Directors.

Peter K. Markell	Experience
Age 71

Peter K. Markell has served as a director of the Company and Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2006. He has been Executive Vice President of Administration and Finance and Chief Financial Officer of Brown University Health since January 2023. Until March 2021, he served as Executive Vice President of Administration and Finance, Chief Financial Officer and Treasurer for Mass General Brigham, which he had joined in 1999. Prior to that, he was a partner at Ernst & Young LLP. A Certified Public Accountant, Mr. Markell is a Boston College graduate with a B.A. in Accounting and Finance and serves on the Boston College Board of Trustees, where he has served as both Chairman of the Board and Chairman of the Finance Committee. Mr. Markell also currently serves on the Board of Directors of Huron Consulting Group Inc., where he is a member of its Audit and Technology and Information Security Committees, and CodaMetrix, a medical coding software platform.

Qualifications
We believe Mr. Markell’s extensive executive, accounting, and board leadership experience qualify him to serve on our Board of Directors.

Linda M. Williams	Experience
Age 66

Linda M. Williams has served as a director of the Company and Eastern Bank since October 2023. She most recently served as Chief Risk and Audit Officer and Senior Vice President for Blue Cross Blue Shield of Massachusetts (“BCBS”), with oversight of strategic enterprise risk management, internal audit, and information security, from January 2017 through January 2024. She previously served as Senior Vice President and Chief Underwriter for BCBS starting in 2010 after joining the company in 2008. Prior to that, she served as a Senior Consultant with Medwise Partners, a health insurance company consulting firm, and held underwriting leadership roles for Magellan Behavioral Health and Aetna, Inc. She serves as the Vice Chair of Morgan Memorial Goodwill Industries and the Treasurer and Chair of the Finance Committee for the Robert F. Kennedy Community Alliance. She holds a bachelor’s degree from Johns Hopkins University.

Qualifications
We believe Ms. Williams’ extensive risk management, business, and audit leadership experience qualify her to serve on our Board of Directors.

Andargachew S. Zelleke	Experience
Age 65

Dr. Zelleke has served as a director of the Company and Eastern Bank since the merger with Cambridge Bancorp and Cambridge Trust Company in July 2024. He had served on the boards of Cambridge Bancorp and Cambridge Trust Company since October 2022, and previously served as a director of Innodata Inc., a global data engineering company, from 2012 through 2018. He brings to the Board approximately three decades of experience with corporate governance, leadership and management, negotiation, and law. He currently serves as the MBA Class of 1962 Senior Lecturer of Business Administration at Harvard Business School, a role he has held since 2011, after previously serving on the faculty at the Harvard Kennedy School from 2007-2011 and the Wharton School of the University of Pennsylvania from 2003-2007. He has also previously served as Project Director and Steering Committee member of the American Academy of Arts and Sciences’ Corporate Responsibility Project, and as Co-Director of the Harvard Kennedy School’s Center for Public Leadership. Dr. Zelleke co-edited Restoring Trust in American Business (MIT Press, 2005) and has authored articles and cases on corporate governance and on international affairs. In July 2024, Dr. Zelleke was appointed the Faculty Chair of Harvard Business School’s Middle East, North Africa & Central Asia Research Center, a Boston-based leadership role. He is also a life member of the Council on Foreign Relations. Early in his career, he practiced corporate law at two multinational law firms, Cleary Gottlieb Steen & Hamilton LLP and White & Case LLP, and he also taught at the University of California Los Angeles School of Law. Dr. Zelleke received an A.B. in Government, A.M. in Sociology, J.D., and Ph.D. in Organizational Behavior from Harvard University.

Qualifications
We believe that Dr. Zelleke’s expertise in corporate governance, business management and leadership qualify him to serve on our Board of Directors.

Class I Directors Continuing in Office (Term Will Expire in 2027)

Richard C. Bane	Experience
Age 70

Richard C. Bane has served as a director of the Company and Eastern Bank since 2001 and as a trustee of its predecessor holding company, Eastern Bank Corporation, since 1996. He is the Executive Chairman of Bane Care Management LLC, which operates skilled nursing facilities and assisted living facilities in Massachusetts, where he was employed from 1984 through February 2023. Mr. Bane formerly served as Chairman of the Massachusetts Senior Care Association, the state’s largest professional provider group. He lectures frequently on many aspects of senior care services and post-acute care and is considered one of New England’s senior care industry leaders. Mr. Bane is also involved in a wide range of corporate and community service activities. Mr. Bane holds an A.B. in Economics from Dartmouth College, and an MBA from Harvard Business School. He was also awarded an Honorary Doctorate from Salem State University.

Qualifications
We believe Mr. Bane’s extensive executive management experience and civic leadership qualify him to serve on our Board of Directors.

Joseph F. Casey	Experience
Age 65

Joseph F. Casey has served as a director of the Company and Eastern Bank since November 2025. Mr. Casey served in leadership roles at HarborOne Bancorp, Inc. and HarborOne Bank for over twenty years, most recently as President and Chief Executive Officer of HarborOne Bancorp, Inc. from 2022 to 2025, as President and Chief Operating Officer of HarborOne Bancorp, Inc. from 2018 to 2022, and as Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Treasurer of the Company from 2016 to 2018. Mr. Casey’s financial and industry expertise played a pivotal role in successfully guiding HarborOne Bancorp, Inc.’s IPO in 2016 and facilitating long-term growth and successful financial performance. Mr. Casey was appointed President and Chief Operating Officer of HarborOne Bank in 2017 and served as Executive Vice President and Chief Financial Officer of HarborOne Bank from 2006 to 2015 and Senior Vice President and Chief Financial Officer from 2004 to 2006. Before joining HarborOne in 2004, Mr. Casey served as Vice President at Seacoast Financial Services, as Senior Vice President, CFO and Treasurer at Compass Bank for Savings from 2003 to 2004, and prior to that held various titles including CFO, Treasurer, Controller, and Internal Auditor at Andover Bancorp, Inc. Mr. Casey received his bachelor’s degree from Bentley University and is an inactive Certified Public Accountant. He is also a graduate of the American Bankers Association School of Bank Investments and of Harvard Business School’s Program for Management Development. Mr. Casey is a member of the Board of Directors of the Old Colony YMCA and Chairman of its Investment Committee.

Qualifications
We believe Mr. Casey’s extensive banking, financial and accounting expertise qualifies him to serve on our Board of Directors.

Joseph T. Chung	Experience
Age 61

Joseph T. Chung has served as a director of the Company and Eastern Bank and trustee of its predecessor holding company, Eastern Bank Corporation, since 2014. He is self-employed. He was Chief Technology Officer and Head of AI at Rippl Care, a position he held from April 2024 to November 2025. He was co-founder and Chief Executive Officer of Kinto, a care coaching platform for family members caring for loved ones with Alzheimer’s Disease and related dementias, where he served from 2019 to 2025. He was also co-founder and Managing Director of Redstar Ventures, an innovative venture foundry developing a series of new companies through a top down, market driven process, from 2010 to 2025. Prior to Kinto and Redstar, Mr. Chung was Chairman and Chief Executive Officer of Allurent and co-founder, Chairman and Chief Technology Officer of Art Technology Group, a publicly traded, global enterprise software company. Mr. Chung holds B.S. and M.S. degrees in Computer Science from the Massachusetts Institute of Technology, and he conducted his graduate work at MIT’s Media Lab. He is a Venture Partner at the Media Lab’s E14 Fund.

Qualifications
We believe Mr. Chung’s extensive expertise in innovation and technology qualifies him to serve on our Board of Directors.

Bari A. Harlam	Experience
Age 64

Bari A. Harlam has served as a director of the Company and Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2014. Ms. Harlam is the co-founder of Trouble, LLC, a position she has held since April 2020. From April 2018 to March 2020, Ms. Harlam served as the Chief Marketing Officer for Hudson’s Bay Company. Ms. Harlam served as the Executive Vice President of Membership, Marketing, and Analytics for BJ’s Wholesale Club, beginning in 2012 until 2016. Before that, she was Chief Marketing Officer at Swipely, a technology startup, and served as Senior Vice President of Marketing for CVS Health Corporation. Ms. Harlam has served as a member of the Boards of Directors of Aterian, Inc., since February 2020 and OneWater Marine, Inc., since May 2020. Ms. Harlam serves on the Board of Trustees of the Eastern Bank Foundation, a position she has held since July 2014. She also served on the Board of Directors for Rite Aid Corporation from August 2020 to August 2024 and Champion Petfoods, LP from 2020 to 2023. Ms. Harlam has also served on the faculties of The Wharton School at the University of Pennsylvania, Columbia University’s Graduate School of Business, and the University of Rhode Island. She received her B.S., M.S., and Ph.D. from the University of Pennsylvania, The Wharton School of Business. Her work has been published in a variety of journals including Marketing Science, Journal of Marketing Research, and the Journal of Business Research.

Qualifications
We believe Ms. Harlam’s extensive marketing and analytics expertise qualifies her to serve on our Board of Directors.

Marisa J. Harney	Experience
Age 68

Marisa J. Harney has served as a director of the Company and Eastern Bank since October 2023. She most recently served as Executive Vice President and Chief Credit Officer of First Citizens BancShares, Inc. and its bank subsidiary First-Citizens Bank & Trust Company (collectively, “First Citizens”) from January 2022 through March 2023. She previously served as Executive Vice President and Chief Credit Officer of CIT Group Inc. and CIT Bank, N.A. (“CIT”), from 2018 through January 2022, when CIT merged with First Citizens, and as CIT’s Chief Credit Officer prior to that. Her 43 years of banking experience also includes roles as Chief Risk Officer of GE Capital Americas and Head of Corporate Credit Risk of the Americas for Bank of America, as well as senior credit risk positions with Credit Suisse First Boston, JPMorgan Chase & Co., and Bankers Trust Company. She holds an MBA from the New York University Stern School of Business and a bachelor’s degree in finance from Fordham University.

Qualifications
We believe Ms. Harney’s extensive banking and risk management leadership experience qualify her to serve on our Board of Directors.

Denis K. Sheahan	Experience
Age 61

Denis K. Sheahan serves as Chief Executive Officer of the Company and Eastern Bank, a position he has held since the merger with Cambridge Bancorp and Cambridge Trust Company in July 2024. He previously served as Chairman, President and Chief Executive Officer of Cambridge Bancorp and Cambridge Trust Company, roles he held since April 2015. Prior to joining Cambridge, he most recently served as Chief Operating Officer and previously as Chief Financial Officer at Independent Bank Corp. and Rockland Trust Company, where he worked from 1996 to 2015. Before joining Independent Bank Corp., Mr. Sheahan served as Vice President of Finance at BayBanks, Inc., where he worked for 10 years. Mr. Sheahan currently serves as a director of the Cambridge Community Foundation, Inc., as a board member and Treasurer of the Massachusetts Bankers Association, as an advisory board member of the Rian Immigrant Center, and as a board member and Treasurer for the Cambridge YMCA. He previously served as Secretary/Treasurer and Chair of the Finance Committee of the Board of the Massachusetts Housing Partnership, as a member of the Federal Reserve Bank of Boston’s Community Depository Institutions Advisory Council and was a board member and Board Chair of the Old Colony YMCA in Brockton, Massachusetts. Mr. Sheahan holds an MBA from Boston University and is an accounting graduate of the Munster Technological University, Cork, Ireland.

Qualifications

We believe Mr. Sheahan’s extensive executive banking experience, particularly as Chairman and CEO of Cambridge Trust for nine years, as well as his community leadership and engagement in the communities Eastern serves, qualify him to serve on our Board.

Corporate Governance Matters

The Board of Directors believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders. Current copies of our Corporate Governance Guidelines, Code of Conduct, and charters for the Audit, Compensation and Human Capital Management, Nominating and Governance, and Risk Management Committees are available on the Company’s website, investor.easternbank.com, in the Governance section under the caption “Governance Documents.” We may also use our website in the future to make certain disclosures required by the rules of the Nasdaq Global Select Market (“Nasdaq”), on which Company common stock is listed.

Corporate Governance Highlights
The Company has implemented several important measures that are designed to promote long-term stakeholder value:
☑

To facilitate board refreshment, the Company adopted a director retirement policy within the Corporate Governance Guidelines pursuant to which a director will retire from the Board at the end of the year in which he or she turns 75. Recently, we have had significant board refreshment, with 47% of the Board new since 2023.

☑

The Company seeks an annual advisory vote on the compensation of Named Executive Officers, who are the executive officers shown in the compensation tables in this Proxy Statement. We believe this practice underscores the careful consideration we give to shareholders’ views on Company compensation practices.

☑	The Company has established a compensation clawback policy to provide for the recoupment of cash and incentive compensation from executive officers in the event of certain financial restatements.
☑

The Company has adopted stock ownership guidelines for directors and executive officers, which set minimum ownership requirements based on a multiple of the cash portion of the annual base retainer or base salary, as applicable, then in effect.

☑	The Company’s Insider Trading Policy prohibits executives and directors from pledging and hedging Company common stock, to further the alignment between shareholders and our executives and directors.

Director Independence

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, family and other relationships, including if applicable those relationships described under the section of this Proxy Statement entitled “Certain Relationships and Related Party Transactions,” the Board of Directors has determined that a majority of Company Directors qualifies as “independent directors,” as defined in the listing requirements of Nasdaq. In making this determination on director independence, the Board of Directors considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining independence. The Board determined that the following directors are independent: Mses. Jackson, Harlam, Harney, Hessan, Schmidt and Williams and Messrs. Bane, Borgen, Chung, Markell, Palandjian, Sullivan, and Zelleke. The Board of Directors also determined that each member of the Audit, Compensation and Human Capital Management, and Nominating and Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing rules, as applicable.

The Company has also adopted a Director Independence Policy that incorporates the requirements for independence set forth in the SEC and Nasdaq independence rules, as well as prudential standards of the Federal Reserve Board. The Board of Directors has determined that each of Mses. Jackson, Harlam, Harney, Hessan, Schmidt, and Williams and Messrs. Bane, Borgen, Chung, Markell, Palandjian, Sullivan, and Zelleke is an “independent director” under the Director Independence Policy; and that Mr. Borgen meets the enhanced independence standards applicable to the Chair of the Risk Management Committee under the Director Independence Policy. The Company likewise has adopted an Audit Committee Independence Policy that establishes separate and higher standards of independence for members of the Audit Committee, consistent with the SEC and Nasdaq rules and guidelines of the Federal Deposit Insurance Corporation. The Board of Directors has determined that each member of the Audit Committee, Messrs. Bane and Markell and Mses. Harney and Williams, meets these enhanced independence standards for Audit Committee members.

The Board has also determined that Messrs. Rivers, Casey, Sheahan and Holbrook each do not qualify as an “independent director” under the Nasdaq rules and the Company’s Independence Policy. Messrs. Rivers and Sheahan are not considered independent because they currently serve as our Executive Chair and Chief Executive Officer (“CEO”), respectively. Mr. Holbrook, who served as Chief Executive Officer of Eastern Bank Corporation and Eastern Bank from January 1, 2007 through December 31, 2016 and continued to receive compensation through January 2022 in connection with his retirement, is not considered independent. Mr. Holbrook is expected to retire as a Director on December 31, 2026, in accordance with the Company’s director retirement policy. Mr. Casey is not considered independent as he is the former Chief Executive Officer and President of HarborOne Bancorp, Inc. and HarborOne Bank, and received compensation from the Company in November 2025 upon the closing of the merger between HarborOne Bancorp, Inc. and the Company.

Board Composition and Leadership Structure of the Board of Directors

The Board of Directors oversees and advises the Executive Chair and management team, exercising their business judgment in good faith to ensure the long-term interests of Company shareholders are being served. As of March 26, 2026, the Board of Directors was composed of seventeen (17) directors, reflecting the addition of two directors from the merger with HarborOne Bancorp, Inc. effective November 1, 2025 (Messrs. Casey and Sullivan). As noted above, it is expected that Mr. Holbrook will retire as a Director on December 31, 2026 in accordance with the Company’s director retirement policy within the Corporate Governance Guidelines.

The Board does not have a fixed policy regarding the separation of the offices of the chair of the Board of Directors and the principal executive officer (“PEO”) of the Company and believes that it should maintain the flexibility to select the chair of the Board of Directors and its board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its shareholders. At this time, Mr. Rivers serves as both the PEO of the Company and its Board Chair. He served as the Company’s CEO from January 2017 through the merger with Cambridge Bancorp and Cambridge Trust Company, becoming the Executive Chair in July 2024. As Executive Chair, he continues to serve as the Company’s PEO and as Chair of its Board of Directors. With over 40 years of experience in the financial services industry, including over 20 years with Eastern, Mr. Rivers has the knowledge, expertise, and experience to understand the opportunities and challenges facing the Company, as well as the leadership and management skills to promote and execute our values and strategy.

In accordance with what it believes are governance best practices, the Board of Directors has established the position of Lead Director. As further set forth in the Corporate Governance Guidelines, the Lead Director is independent and is recommended by the Nominating and Governance Committee and elected by the Board of Directors. Since January 2018, Ms. Jackson has served in that role, performing many of the functions that an independent chair would perform for the Company. This includes serving as a key source of communication between the independent directors and the Company’s principal executive officer, consulting with the chair of the Board of Directors in establishing the agenda for each Board meeting, presiding in executive sessions of meetings of the Board of Directors, and coordinating the agenda for and leading meetings of the independent directors, as needed.

The Company believes that having the same person serve as the Company’s principal executive officer and Board Chair focuses leadership, responsibility, and accountability in a single person while the Lead Director provides for effective checks and balances and helps ensure the independent directors work effectively in the board setting. The Board of Directors reviews its leadership structure periodically in light of the composition of the Board of Directors and the needs of the Company and its shareholders.

Committees of our Board of Directors

The Board of Directors has established four standing committees: Audit Committee, Compensation and Human Capital Management Committee, Nominating and Governance Committee, and Risk Management Committee, each with the composition and responsibilities described below. Each committee operates under a charter that has been approved by the Board of Directors. Current copies of the committee charters are posted on the Company’s website, investor.easternbank.com, in the Governance section under the caption “Governance Documents.”

The table below reflects the composition of the Board’s four standing committees as of March 13, 2026:

	Audit Committee	Compensation and Human Capital Management Committee	Nominating and Governance Committee	Risk Management Committee
Richard C. Bane
Luis A. Borgen
Joseph. F. Casey
Joseph T. Chung
Bari A. Harlam
Marisa J. Harney
Diane S. Hessan
Richard E. Holbrook
Deborah C. Jackson (1)
Peter K. Markell
Leon A. Palandjian
Robert F. Rivers (2)
Cathleen A. Schmidt
Denis K. Sheahan
Michael J. Sullivan
Linda M. Williams
Andargachew S. Zelleke
Committee Chair Committee Member

(1) Lead Independent Director

(2) Chair of the Board of Directors

Attendance at Meetings

In 2025, the Board of Directors met fifteen times for 8 regular and 7 special meetings, the Audit Committee met for 8 regular meetings, the Compensation and Human Capital Management Committee met 6 times, the Nominating and Governance Committee met 5 times for 4 regular meetings and one special meeting, and the Risk Management Committee met 4 times. Each director attended 90% or more of all meetings of the Board of Directors and committees on which he or she served during 2025. Directors are encouraged to attend the Annual Meeting, to the extent practicable. All Company Directors then-serving on the Board of Directors attended the 2025 annual meeting of shareholders held on May 19, 2025.

Board Self-Evaluation and Individual Director Evaluation

The Board of Directors conducts an annual self-evaluation of the Board’s and committee’s performance to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee receives comments from all directors and reports the results of the board and committee evaluations to the Board of Directors and its committees. The results are discussed with the full Board and among the respective committees, as applicable. The Board of Directors believes such evaluations are valuable tools in assessing the Board’s effectiveness in performing its oversight of management and fulfilling its responsibilities.

Audit Committee

The current members of our Audit Committee are Mr. Markell (chair), Mses. Harney and Williams and Mr. Bane. Their committee report is included in this Proxy Statement under the heading “Audit Committee Report.” Each of the Audit Committee members is independent under the listing standards of Nasdaq, including under Rule 10A-3 of the Exchange Act, and the Audit Committee Independence Policy. Mr. Markell has also been designated by the Board of Directors as an “audit committee financial expert” (as defined in applicable SEC regulations). None of the Audit Committee members is an employee of the Company or any of its subsidiaries, nor simultaneously serves on the audit committees of more than two public companies, including the Company.

The Audit Committee is responsible for assisting the Board in overseeing and monitoring:

•

the integrity of the Company’s financial statements and other financial information provided by the Company to its shareholders;

•

the integrity of the accounting and financial reporting processes of the Company, and the audit of the Company’s financial statements;

•

the Company’s compliance with legal, regulatory and public disclosure requirements;

•

the appointment, qualifications, independence, performance and retention of the Company’s independent external auditor; and

•

the performance of the Company’s internal audit function and its Sarbanes-Oxley internal controls function.

The Audit Committee meets regularly with management and the Company’s independent registered public accounting firm to discuss the annual audit of its financial statements, disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the SEC, the quarterly reviews of the Company’s financial statements and the Company’s quarterly and annual earnings disclosures prior to their release. The Audit Committee also reviews the experience and qualifications of the lead partner and other senior members of Ernst & Young LLP, the Company’s independent registered public accounting firm (“Ernst & Young” or “EY”), including compliance with applicable rotation requirements, and considers whether there should be rotation of the firm itself.

The Audit Committee has authority under its charter to obtain advice and assistance from outside legal counsel and accounting or other outside advisors as deemed appropriate to perform its duties and responsibilities.

Compensation and Human Capital Management Committee

The current members of the Compensation and Human Capital Management Committee (“CHCM Committee”) are Mr. Chung (chair), Mses. Hessan, Jackson and Schmidt, and Mr. Markell. Each member of the CHCM Committee is independent under the listing standards of Nasdaq, including the heightened standards that apply to compensation committee members.

The Compensation and Human Capital Management Committee is responsible for:

•

reviewing and approving compensation of executive officers (other than the Executive Chair and Chief Executive Officer) and recommending the Executive Chair and Chief Executive Officer’s compensation for approval by the independent members of the Board of Directors;

•

reviewing and proposing goals and objectives relevant to the Executive Chair and Chief Executive Officer’s compensation and evaluating their performance in light of such goals and objectives, inclusive of any risk management issues;

•

overseeing the Company’s various compensation and benefits plans;

•

overseeing senior management succession planning;

•

overseeing our incentive compensation plans, including our equity incentive compensation plan;

•

overseeing risk review processes for incentive compensation plans;

•

making recommendations to the Board regarding compensation of directors;

•

overseeing the implementation of the Company’s programs and policies related to human capital management;

•

oversight of talent management programs, including employee engagement surveys and development initiatives; and

•

reviewing and approving the general design and terms of any significant non-executive compensation and benefits plans.

The CHCM Committee has authority under its charter to obtain advice and assistance from outside legal counsel and other outside advisors as deemed appropriate to perform its duties and responsibilities. For 2025, the CHCM Committee engaged an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”) to advise on compensation matters and provide experiential guidance on what is considered fair and competitive practice in the banking industry, primarily with respect to the compensation of executive officers, and also with regard to director compensation.

The CHCM Committee has the authority to delegate to subcommittees of the CHCM Committee, to the chair of the CHCM Committee, or one or more Company executive officers, as permitted under applicable law. The CHCM Committee may also delegate to a committee of one or more directors, or one or more executive officers, subject to certain restrictions, the power to grant equity awards to employees who are not subject to Section 16 of the Exchange Act pursuant to the 2021 Equity Plan (as defined below). References to the CHCM Committee in this Proxy Statement also refer to its subcommittees and its delegates, where applicable.

Compensation and Human Capital Management Committee Interlocks and Insider Participation

During 2025, no Company officers, former officers or employees served on the CHCM Committee. No Company executive officer serves or has served as a member of a compensation committee, other board committee, or full board of directors performing equivalent compensation functions of any entity that has one or more executive officers serving as a Company director or on the CHCM Committee.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Mr. Bane (chair), Mses. Harlam, Hessan, and Jackson, and Messrs. Chung, Sullivan and Zelleke. Each member of the Nominating and Governance Committee is independent under the listing standards of Nasdaq.

The Nominating and Governance Committee is responsible for:

•

identifying, evaluating and recruiting qualified persons to serve on the Board of Directors;

•

selecting, or recommending to the Board for selection, nominees for election as directors;

•

reviewing and recommending the composition of the Board’s standing committees;

•

onboarding new directors and overseeing director education;

•

overseeing policies and programs for disclosure of any environmental, social and governance (“ESG”) issues;

•

reviewing and assessing the Company’s Corporate Governance Guidelines;

•

overseeing compliance with the Company’s Related Party Transactions Policy; and

•

annually evaluating the performance, operations, and composition of the Board of Directors and its committees.

The Nominating and Governance Committee has authority under its charter to obtain advice and assistance from outside legal counsel and other outside advisors as deemed appropriate to perform its duties and responsibilities.

Nomination of Directors

The Nominating and Governance Committee of the Board of Directors identifies and evaluates director candidates and recommends to the Board qualified candidates for nomination as directors for election at the annual meeting of shareholders or to fill vacancies on the Board of Directors. The process followed by the Nominating and Governance Committee in fulfilling its responsibilities includes requests to board members and others for recommendations, meetings to evaluate biographical information, experience and other background material relating to potential candidates, and interviews of selected candidates.

In considering candidates, the Nominating and Governance Committee reviews a candidate’s qualifications and independence based on the criteria set forth in the Company’s Corporate Governance Guidelines, its Director Independence Policy, Audit Committee Independence Policy, and the Nominating and Governance Committee’s charter (or the charter of a particular committee). The Nominating and Governance Committee considers the composition of the Board or committees; succession planning; and current challenges and needs of the Board, its committees, the Company and the Bank, while taking into account factors such as professional and business experience, leadership, skill, expertise, judgment, background, collegiality, availability, teamwork, and other factors.

In the recent past, Nasdaq listing requirements required each listed company to have, or explain why it does not have, two diverse directors on its board of directors (subject to exceptions set forth in the Nasdaq rules). The composition of our current Board of Directors, set forth in the table below, complies with this former requirement.

Each category has the meaning as it was used in Nasdaq Rule 5605(f).

Eastern Bankshares, Inc. Board of Directors Diversity
	As of March 20, 2026		As of March 20, 2025
Total Number of Directors	17		15
Part I: Gender Identity
	Female	Male	Female	Male
Directors	6	11	6	9
Part II: Demographic Background

African American or Black	2	1	2	1
Asian	0	1	0	1
Hispanic or Latinx	0	1	0	1
White	4	8	4	6
LGBTQ+	1	0	1	0

The Company does not have a formal policy on board diversity. We are proud of the talent, expertise and experiences of our Board and our management team, and the Nominating and Governance Committee and Board of Directors are committed to actively seeking qualified candidates for directors. The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Governance Committee believes that the backgrounds and qualifications of the Company’s directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities to assist the Board of Directors in fulfilling its responsibilities.

After completing its evaluation of potential nominees, the Nominating and Governance Committee makes a recommendation to the Board of Directors as to the persons who should be nominated for election to the Board of Directors, and the Board determines the nominees after considering the recommendation and report of the committee.

The Nominating and Governance Committee will consider candidates recommended by individual shareholders in accordance with the procedures and other requirements set forth in the Bylaws. Names and credentials must be provided to the committee on a timely basis for consideration prior to the Annual Meeting. Shareholders who wish to recommend an individual to the Nominating and Governance Committee for consideration as a potential candidate for director should submit the individual’s name, together with appropriate supporting documentation, to the Nominating and Governance Committee at the following address: Nominating and Governance Committee, c/o Corporate Secretary, Eastern Bankshares, Inc., 125 High Street, Oliver Street Tower, 9th Floor, Boston, Massachusetts 02110. A submission will be considered timely if it is made during the timeframes disclosed in this Proxy Statement under “Shareholder Proposals.” If the Board of Directors determines to nominate and recommend for election a shareholder-recommended candidate, then the candidate’s name will be included in the Company’s proxy card for the next annual meeting of shareholders.

Risk Management Committee

The Risk Management Committee of the Board of Directors assists the board in fulfilling its oversight responsibilities with respect to oversight of Eastern Bank’s enterprise risk management (“ERM”) practices and procedures, as well as its ERM framework (“ERM Framework”). The current members of the Risk Management Committee are Mr. Borgen (chair), Mses. Harney and Williams, and Messrs. Bane, Casey, Holbrook, Markell, Palandjian, Rivers, and Sheahan. The chair of the Risk Management Committee meets the criteria contained in the Federal Reserve Board’s Enhanced Prudential Standards (12 C.F.R. § 252.33(a)(4)(ii)), as required by the Director Independence Policy.

The Risk Management Committee is responsible for:

•

oversight of the design, implementation and operation of the ERM Framework, approval of ERM policies, and risk monitoring practices by the Bank’s enterprise risk management committee; review of reports related to the Bank’s risk profile;

•

review of management’s assessments in connection with the Bank’s credit risk management and the provision of related reports to the Audit Committee;

•

review of capital, liquidity, and interest rate risks within the business and advising the Board with respect to the adequacy of capital allocated; and

•

oversight of regulatory compliance, operational, cyber, reputation and conduct risk.

The Risk Management Committee has authority under its charter to obtain advice and assistance from outside legal counsel and other outside advisors as deemed appropriate to perform its duties and responsibilities.

Board Role in Risk Oversight

The Board of Directors administers its internal controls and risk management oversight function directly and through its Audit, CHCM and Risk Management Committees. In general, management is responsible for the day-to-day management of the risks the Company faces, while the Board of Directors, acting as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board of Directors has formed the Risk Management Committee to assist it in fulfilling its oversight responsibilities with respect to management’s identification, evaluation, management and monitoring of the Company’s critical enterprise risks, including major operational, strategic and credit financial risks and cyber risks inherent in our business.

The Board of Directors and the Audit Committee regularly discuss with management, the Company’s independent auditors and its Sarbanes-Oxley controls group the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to manage these risks. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. In addition, the Audit Committee discusses policies with respect to the Company’s internal auditors and Sarbanes-Oxley controls group, as well as its independent auditors.

The CHCM Committee assesses whether the Company’s compensation arrangements encourage inappropriate risk-taking, and whether risks arising from its compensation arrangements are reasonably likely to have a material adverse effect on the Company. Additionally, the CHCM Committee considers risk management in assessing the performance and performance-related compensation of executive management. See the “Compensation Disclosure and Analysis” section for information regarding the CHCM Committee’s assessment of risks arising from the Company’s compensation practices.

Board Refreshment

The Board of Directors believes that the Board represents a balance of experience in the industries served by the Company and in the financial and business communities, which provides effective guidance and oversight to management. The Board of Directors also recognizes the value in keeping the Board “refreshed” and has adopted a policy requiring that directors retire at the end of the year in which they turn age 75. Since 2023, 47% of the Board has been refreshed with new directors who bring valuable expertise and experience to the Company.

Declassified Board of Directors

Historically, the Board of Directors has been divided into three classes of directors serving staggered three-year terms. Directors for each class were elected at the annual meeting of shareholders in the year in which their class term expires. However, in accordance with an amendment approved by Company shareholders in 2022, pursuant to the revised Articles of Organization, the class of directors nominated for re-election at the 2026 Annual Meeting will serve for a one-year term. The Board of Directors will be fully declassified, with all directors standing for annual election, beginning with the Company’s 2027 annual meeting of shareholders.

Communications with Directors

Shareholders and other interested parties who wish to send written communications on any topic to the Board of Directors, or the presiding director of executive sessions of the non-employee and independent directors, may do so by addressing such communications to the Board of Directors, c/o Corporate Secretary, Eastern Bankshares, Inc., 125 High Street, Oliver Street Tower, 9th Floor, Boston, Massachusetts 02110. Communications will be distributed to the chair of the Board, the Lead Director or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Code of Business Conduct and Ethics

The Company’s Code of Conduct is applicable to all Company employees, officers and directors, as well as those representing the Company in an official capacity. A current copy of the Code of Conduct is posted on the Company website at investor.easternbank.com under “Governance Documents” in the “Corporate Governance” section. We intend to satisfy disclosure requirements of the SEC and Nasdaq regarding amendments to, or waivers of, the Code of Conduct by providing information on our website.

Certain Relationships and Related Party Transactions

We review relationships and transactions between the Company and directors, nominees for director, executive officers and their immediate family members to determine whether these individuals have a direct or indirect material interest in a transaction with the Company, based on the facts and circumstances. Directors and executive officers are canvassed in writing to determine whether such related party transactions exist or are under consideration, and are required under the Code of Conduct to disclose any such potential conflicts of interest with the Company.

SEC rules require us to disclose certain relationships and related party transactions the Company enters into with directors, nominees for director, executive officers, owners of more than 5% of the outstanding shares of Company common stock, or members of their immediate families. In accordance with the charter of the Nominating and Governance Committee and the Company’s Related Party Transaction Policy (“RPT Policy”), the Nominating and Governance Committee is responsible for reviewing and approving related party transactions. If it is not feasible to approve related party transactions in advance, the Nominating and Governance Committee is permitted to ratify such transactions after the Company has entered into them, subject to the procedures and considerations described below.

The RPT Policy applies to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year;
•	the Company or any of its subsidiaries is a participant; and
•	any related person has or will have a direct or indirect interest.

Under the RPT Policy, a related person is:

•	A non-employee director (or nominee for election as director) or executive officer of the Company;
•	any beneficial owner of more than 5% of Company common stock; or
•	any immediate family member of the foregoing.

Under the RPT Policy, a related entity is:

•

Any entity (other than the Company or its subsidiaries), including non-for-profit or for-profit entities, of which a related person is an employee, executive officer, partner or principal, or in which a related person directly or indirectly owns at least a 10% equity interest; or

•	Any non-for-profit entity for which a related person serves as a director or trustee.

The RPT Policy also provides that certain types of related party transactions are deemed to be pre-approved or ratified, even if the aggregate amounts involved exceed $120,000, and do not require review or approval of the Nominating and Governance Committee. Such transactions include:

•	Executive and director compensation;
•

Certain transactions with companies for which the only relationship of a related person is as an employee, beneficial owner of less than a 10% equity interest, or in the case of partnerships, a partner if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues;

•

Ordinary course transactions, including financial services, personal loans, and business relationships, provided that they are made in the ordinary course of business on terms substantially the same as those prevailing at the time for comparable services provided to non-affiliates;

•

Certain charitable contributions made by Eastern Bank or the Foundation to organizations where a related person is a director if the aggregate amount does not exceed the lesser of $500,000 or 2% of the donee’s total annual expenses, as well as charitable contributions made to organizations under common control with the Company that have been preapproved by the Board of Directors or the board of trustees of the Foundation; and

•	Transactions where a related person’s interest arises solely from ownership of the Company common stock and all holders of the stock receive the same benefit on a proportional basis.

The Nominating and Governance Committee is provided with the material facts of all transactions that require its approval under the RPT Policy. In determining whether to approve or ratify a particular transaction, the Nominating and Governance Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Under the RPT Policy, a director is not permitted to participate in any discussion or approval of a transaction for which he or she (or an immediate family member) is the related person, and such director must provide the Nominating and Governance Committee with all material information concerning the transaction. If an approved transaction is ongoing, the Nominating and Governance Committee may establish guidelines for management to follow in its dealings with such person and will annually review and assess compliance with such guidelines, and whether the transaction remains appropriate for the Company.

Transactions with Certain Related Persons

The Company has not entered into any such disclosable relationships or transactions under the RPT Policy since the beginning of the 2025 fiscal year and no such disclosable relationships or transactions are currently proposed.

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption for loans made by federally insured financial institutions, such as Eastern Bank, to their executive officers and directors in compliance with federal banking regulations. During 2025, certain directors and executive officers of the Company and Eastern Bank, as well as related persons and entities associated with those directors and executive officers, were customers of Eastern Bank and had loans outstanding. Such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Eastern Bank, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table provides certain information regarding current Company executive officers who are not directors. Ages are as of the date of this Proxy Statement. Company executive officers serve at the discretion of the Board of Directors.

Name	Age	Position
Quincy L. Miller	51	President and Chief Operating Officer, Eastern Bankshares, Inc.; Vice Chair, President and Chief Operating Officer of Eastern Bank
R. David Rosato	65	Chief Financial Officer and Treasurer, Eastern Bankshares, Inc. and Chief Financial Officer of Eastern Bank
Steven L. Antonakes	57	Executive Vice President, Chief Risk Officer of Eastern Bank
Kathleen C. Henry	53

Executive Vice President, General Counsel and Corporate Secretary of Eastern Bankshares, Inc.; Executive Vice President, General Counsel, Corporate Secretary and Chief Human Resources Officer of Eastern Bank

Donald M. Westermann	48	Executive Vice President, Chief Information Officer of Eastern Bank

Quincy L. Miller - President and Chief Operating Officer, Eastern Bankshares, Inc.; Vice Chair, President and Chief Operating Officer of Eastern Bank

Mr. Miller is President and Chief Operating Officer of Eastern Bankshares, Inc. and Vice Chair, President and Chief Operating Officer of Eastern Bank. Mr. Miller joined Eastern in 2016 as Chief Banking Officer and was promoted to President of the Bank in 2017 and to President and Chief Operating Officer in July 2024. He oversees Eastern’s Consumer Bank, Credit Division and operational divisions including Technology, Operations and Human Resources, and with the Executive Chair and Chief Executive Officer leads the overall strategic direction of Eastern. Prior to joining Eastern, Mr. Miller served as the President of Citizens Bank, Massachusetts, and President of its Business Banking division. He started his career in consumer banking at M&T Bank in New York City in 1997. He serves on the Board of Directors for Blue Cross Blue Shield of MA, The Boys and Girls Club of Boston, the New Commonwealth Fund, the National Association of Corporate Directors, and Nectar Community Investments. Mr. Miller earned a B.A. in economics and business from Lafayette College where he currently serves as a member of the Board of Trustees. He graduated from the Consumer Bankers Association’s Executive Banking School and is a current member and past chair of The Consumer Bankers Association Board of Directors.

R. David Rosato - Chief Financial Officer and Treasurer, Eastern Bankshares, Inc; Chief Financial Officer of Eastern Bank

Mr. Rosato is the Chief Financial Officer and Treasurer of Eastern Bankshares, Inc. and Chief Financial Officer of Eastern Bank, joining Eastern in August 2024 with 40 years of extensive experience in regional and community banking. Prior to his current role, he was Senior Executive Vice President and Chief Financial Officer of Berkshire Hills Bank, and he spent over 15 years at People’s United Financial, Inc., including nine years as Senior Executive Vice President and Chief Financial Officer. He has extensive M&A experience, including the multi-billion dollar sale of People’s United to M&T Bank. Previously, he served as Senior Vice President & Treasurer at Webster Financial Corporation, and as a Senior Vice President, Asset/Liability Manager at M&T Bank Corporation. Mr. Rosato sits on the NASDAQ Exchange Board and the Board of Returned.com. He is a former board member of the Federal Home Loan Bank of Boston. He earned both a B.S. degree in Business and Economics and an M.B.A degree from the University of Maryland. He is a chartered Financial Analyst.

Steven L. Antonakes - Executive Vice President, Chief Risk Officer of Eastern Bank

Mr. Antonakes is the Executive Vice President and Chief Risk Officer at Eastern Bank. He oversees Eastern’s independent risk management function and its Bank Secrecy Act/Anti-Money Laundering, Compliance, Credit Risk Review, Information Security, Financial and Model Risk Management, and Operational Risk Departments. He joined Eastern Bank in 2015 as Senior Vice President, Chief Compliance Officer. Mr. Antonakes previously served as the Deputy Director and the Associate Director for Supervision, Enforcement, and Fair Lending at the Consumer Financial Protection Bureau. Prior to joining the Bureau, Mr. Antonakes served as the Massachusetts Commissioner of Banks from 2003 to 2010. Preceding his appointment as Commissioner, Mr. Antonakes served in a variety of managerial positions at the Division of Banks, having joined the agency as an entry-level bank examiner in 1990. During his 25-year regulatory career, Mr. Antonakes staffed the Financial Stability Oversight Council, served as the first state-voting member of the Federal Financial Institutions Examination Council, Vice Chairman of the Conference of State Bank Supervisors, and was a founding member of the governing board of the Nationwide Multistate Licensing System. Mr. Antonakes serves on the Board of Trustees of Mass General Brigham Salem Hospital, as Board Emeritus of Camp Fire North Shore, and on the FDIC’s Advisory Committee for Economic Inclusion. Mr. Antonakes earned his B.A. from Penn State University, an M.B.A from Salem State University, and a Ph.D. in Law and Public Policy from Northeastern University.

Kathleen C. Henry - Executive Vice President, General Counsel and Corporate Secretary of Eastern Bankshares, Inc.; Executive Vice President, General Counsel, Corporate Secretary and Chief Human Resources Officer of Eastern Bank

Ms. Henry is Executive Vice President, General Counsel and Corporate Secretary of Eastern Bankshares, Inc. and Executive Vice President, General Counsel, Corporate Secretary and Chief Human Resources Officer of Eastern Bank. Ms. Henry joined Eastern Bank in 2016 as General Counsel and Corporate Secretary as a Senior Vice President and was promoted to Executive Vice President in 2018. She currently oversees various divisions at Eastern, including the Legal Department, the Human Resources Division and Internal Communications and Public Relations. She advises the Board of Directors and executive management on legal, transactional and governance matters. Before joining Eastern, she was General Counsel and before that Deputy General Counsel of Plymouth Rock Assurance Corporation and a litigation partner and associate at Choate, Hall & Stewart LLP. Ms. Henry was appointed by Massachusetts Governor Maura T. Healey to serve as Chair of the Judicial Nominating Commission in June 2025; prior to that she served as Vice-Chair. Ms. Henry also serves on the board of directors of the Political Asylum Representation Project and on the Advisory Board for the Northeastern University School of Law’s Women in the Law Conference. She earned a B.A. in journalism from Boston University and a J.D. from Northeastern University School of Law.

Donald M. Westermann - Executive Vice President, Chief Information Officer of Eastern Bank

Mr. Westermann is an Executive Vice President and the Chief Information Officer at Eastern Bank. He leads the Technology, Operations and Eastern Labs teams and is responsible for all aspects of the technology, operations and innovation strategy for Eastern, including digital, cyber-security, innovation, software engineering, data management, and delivery. He also has oversight of the consumer banking and product divisions to more closely align them with innovation and digital strategies. He joined Eastern in 2007 as Senior Vice President, Technology Engineering & Operations, a position he held until 2010. He served as Senior Vice President, Chief Technology Officer from 2010 to 2015, when he was promoted to Executive Vice President, Chief Information Officer. Prior to joining Eastern, Mr. Westermann served as a Senior Manager with Grant Thornton and before that served as a consultant with Arthur Andersen, in each case in positions focused on technology and management information systems. Mr. Westermann earned a B.S. in Business Administration and Management Information Systems from Villanova University and an M.B.A from the Sloan School of Management of the Massachusetts Institute of Technology.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis section (“CD&A”) describes the material elements of the Company’s executive compensation program. It also discusses the compensation earned in 2025 by the Company’s Principal Executive Officer (“PEO”) and other Named Executive Officers (“NEOs”) listed below as well as the rationale supporting the compensation decisions made by the Compensation and Human Capital Management (“CHCM”) Committee. Company NEOs for 2025 were:

Executive Officer	Title
Robert F. Rivers	Executive Chair and Chair of the Board of Directors, and Principal Executive Officer (“PEO”) of Eastern Bankshares, Inc. and Eastern Bank
Denis K. Sheahan	Chief Executive Officer, Eastern Bankshares, Inc. and Eastern Bank
Quincy L. Miller	President and Chief Operating Officer, Eastern Bankshares, Inc. and Vice Chair, President and Chief Operating Officer, Eastern Bank
R. David Rosato	Chief Financial Officer and Treasurer, Eastern Bankshares, Inc. and Chief Financial Officer, Eastern Bank
Donald M. Westermann	Executive Vice President, Chief Information Officer of Eastern Bank

Executive Summary

Since its IPO five years ago in October 2020, Eastern has executed a long-term strategic plan that has elevated the Company from a $16 billion newly public company into Greater Boston’s leading local bank with over $30 billion in assets. The positive change in Company performance over the five-year period is compelling.

Metric	12/31/2025	12/31/2020	Change
Total Assets	$30.6 billion	$16.0 billion	+$14.6 billion
Total Loans	$23.6 billion	$9.7 billion	+ $13.9 billion
Total Deposits	$25.5 billion	$12.2 billion	+ $13.3 billion
EPS (GAAP)	$0.43	$0.05	+ $0.38
EPS (Operating)	$1.56	$0.51	+ $1.05

The end of 2025 marked another successful year in the Company’s journey as the largest independent bank headquartered in Massachusetts, with the 4th largest deposit market share. Company performance in 2025 was highlighted by strong organic loan growth, improved operating profitability metrics, continued return of capital to shareholders, and the merger with HarborOne. At year-end, the Company’s balance sheet remained healthy, well-capitalized, highly liquid, and appropriately reserved.

•

Strong Operating Results*: Net income, on an operating basis, of $318 million increased 62% from 2024 and generated an operating return on average assets of 1.21% and operating return on average tangible common equity of 12.71%.

•

Increased Net Interest Income: Grew from $607.6 million to $828.6 million, an increase of 36% year over year, and reflected net interest margin (Fully Tax Equivalent)* expansion of 66 basis points from 2.85% to 3.51%.

•	Asset Growth: Increased from $25.6 billion to $30.6 billion due to the addition of HarborOne and strong organic loan growth, primarily in commercial lending.

•	Excellent Asset Quality: Net charge-offs to average total loans of 14 basis points, compared to 27 basis points in the prior year, reflecting our quality underwriting and proactive risk management.

•

Successful Acquisition: Closed the merger with HarborOne, deepening our presence south of Boston and expanding Eastern’s footprint into the Rhode Island market, adding strong talent to our teams and affording expense savings synergies. The merger added approximately $4.5 billion in loans and $4.3 in deposits, each at fair value.

•

Wealth Management Growth: Reached a record $10.1 billion in wealth management assets, including $9.6 billion in assets under management, strengthening our position as the largest bank-owned investment adviser in Massachusetts.

Key Accomplishments in 2025. The past year was marked by significant achievements including:

Area of Focus	2025 Year Over Year Results
Financial Growth

•

Recorded total assets of $30.6 billion as of December 31, 2025, reflecting a $5.0 billion, or 20% increase compared to December 31, 2024.

•

Added $5.5 billion in loans, $4.2 billion in deposits, and $1.3 billion in wealth assets under management.

•

Increased Operating Net income* to $318.0 million, reflecting an increase of $121.4 million year over year, or 62% (compared to 2024 Operating Net Income of $196.6 million).

•

Increased Net Interest Income 36% year-over-year to $828.6 million.

•

Expanded Net Interest Margin (FTE)* 66 basis points year-over-year to 3.51%.

•

Improved Operating Efficiency Ratio* 840 basis points year-over-year to 51.7%.

•

Improved Operating ROATCE* 435 basis points year over year to 12.71%.

•

Achieved stronger-than-expected capital metrics, including Tangible Book Value* and Tangible Common Equity*.

Capital Return To Shareholders

•

Increased quarterly cash dividend 8% to $0.13 per share.

•

Repurchased over 6.2 million shares of common stock totaling $107 million in 2025.

•

Announced authorization of new 5% share repurchase program in October 2025.

Merger and Integration Success

•

Closed our merger with HarborOne Bank, with previously announced financial and operational metrics on track.

•

Deepened our presence in key markets south of Boston and expanded our footprint into Rhode Island, leveraging local expertise to drive profitability, organic growth and talent retention.

Technology in Support of Sales

•

Completed rollout of Salesforce to drive organic growth and support optimal operational efficiency and enhanced customer experience.

•

Embedded AI into key systems and processes and enabled broad employee usage.

Regional Recognition

•

Named the number one SBA lender in Massachusetts for the 17th consecutive year.

•

Continued to rank in New England’s Top 3 in Overall Customer Satisfaction in J.D. Power’s annual study of retail banks.

•

Ranked among the 10 most charitable companies in Massachusetts by the Boston Business Journal for the 14th time.

*	Non-GAAP financial measure. Please refer to the Company’s Annual Report on Form 10-K filed March 2, 2026, beginning on page 53 for applicable reconciliations.

2025 Compensation Highlights

Our compensation program includes three main elements: base salary, annual cash incentives (as part of our Management Incentive Plan (“MIP”)) and long-term equity compensation (granted pursuant to the Equity Long-Term Incentive Plan (“LTIP”)). Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual cash incentives reward the achievement of annual goals, while long-term incentives drive Company NEOs to focus on long-term sustainable shareholder value creation.

Based on Company and individual performance and consistent with the design of the executive compensation program, the CHCM Committee made the following executive compensation decisions for fiscal year 2025 (see “2025 Executive Compensation Program in Detail” within this CD&A section for more information):

Element	Results
Base Salary

•

None of the NEOs received an increase to base salary in 2025, except for Mr. Westermann, who received an increase of 4.2% reflecting his expanded role at the Company, further detailed below this table.

MIP (Annual Cash Incentive)

•

Annual target award opportunities: No adjustments were made to NEO target MIP opportunities as a percentage of base salary in 2025.

•

2025 Award payouts: Based on 2025 Operating Net Income Results, the NEOs, except Mr. Westermann, received MIP awards equal to 110% of target. Mr. Westermann received an award of 143% of target, reflecting his exceptional individual performance in 2025, in accordance with the MIP and as detailed below.

Equity LTIP (Long-Term Incentives)

•

Annual equity grants: The CHCM Committee approved annual equity awards granted in March 2025 weighted at 60% PSUs and 40% RSUs. To strengthen alignment between executive compensation and the Company’s long-term strategic priorities, the CHCM Committee approved a revised PSU design for awards granted in 2025. Under this design, PSU performance will be measured at the end of a three-year period (January 1, 2025 - December 31, 2027) based on a balanced combination of relative TSR market performance and two pre-established, absolute financial goals:

•

Total Shareholder Return (“TSR”) relative to the KRX Banks(1)

•

Operating Net Income Growth

•

Average Operating Return on Average Tangible Common Equity (“ROATCE”)

•

RSUs will vest in equal installments over a three-year period tied to the anniversary of the grant date.

•

Annual target award opportunities: No adjustments were made to NEO target LTIP opportunities as a percentage of base salary in 2025. Further detail on the 2025 equity grants is provided in the Long-Term Equity Compensation (“Equity LTIP”) section of this CD&A

•

2025 PSU Award payouts: For the January 1, 2023 - December 31, 2025 PSU performance period, the NEOs earned 93.1% of their target PSUs.

(1) “KRX” refers to the KBW Regional Banking Index, an index that is designed to track the performance of regional banks and thrift institutions that are publicly traded in the U.S. “KRX Banks” refers to the companies that comprise the KRX as of the last day of the performance period, excluding companies that have any of the following characteristics: (1) headquartered in Puerto Rico; (2) announced target of a pending acquisition; and/or (3) less than three years of performance history or trading data.

Mr. Westermann’s role at the Company expanded significantly following the merger with Cambridge Trust. He now leads technology, digital and innovation strategy, operations, product and the consumer bank, ensuring technology and digital capabilities help drive growth and profitability in the consumer bank. Given his expanded role, the PEO recommended and the CHCM Committee approved a one-time RSU grant of $500,000, granted in March 2025, which vests in full in March 2028, subject to continued employment.

As previously disclosed, in March 2025, Mr. Sheahan received a one-time equity award of RSUs of $2.3 million that vests pro-rata over a five-year period, subject to continued employment. This one-time award was part of the Cambridge Trust merger agreement—it offset the loss of Mr. Sheahan’s Cambridge Trust Supplemental Executive Retirement Plan benefits (following the freezing of his SERP) and reflects the importance of his leadership in ensuring a smooth integration, talent and customer retention and continued success post-merger.

Shareholder Advisory Votes on Executive Compensation

At the 2025 annual meeting of shareholders, the Company received strong support for the executive compensation program, as 94.2% of the total votes cast on the advisory say-on-pay proposal voted to approve it. The CHCM Committee has considered, and each year will consider, the results of the prior advisory vote as it reviews and determines the total compensation packages for the Company’s NEOs. In 2025, Executive Management and/or Investor Relations conducted approximately 90 meetings with shareholders and prospective shareholders. In some meetings, the NEO compensation program was discussed, with any shareholder feedback shared with the CHCM Committee. The Company highly values input from its shareholders, and the CHCM Committee incorporates this feedback when making compensation decisions. We maintain an ongoing dialogue with the investment community.

Compensation Governance Practices

The Company has in place a number of executive compensation best practices and policies which promote sound compensation governance and are in the best interests of our shareholders:

What We DO		What We Don’t Do
☑	Heavy emphasis on variable compensation and performance-based incentives	☒	No guaranteed incentive payments
☑	Stock ownership guidelines	☒	No uncapped non-sales incentive plans
☑	Double trigger for change in control payments	☒	No significant/excessive perquisites
☑	Clawback policy	☒	No tax gross-ups
☑	Anti-hedging and pledging provisions	☒	No severance benefits exceeding 3x base salary and annual cash bonus
☑	Annual incentive plan risk assessments	☒	No repricing or repurchase of underwater equity awards
☑	Independent compensation consultant	☒	No Dividends on Unvested or Unearned Performance Shares
☑	Annual say-on-pay vote

What Guides Our Program

Philosophy and Objectives of Executive Compensation

Our executive compensation philosophy is to attract, motivate, and retain the executive talent needed to achieve the short-term and long-term goals of the Company while creating long-term shareholder value through the implementation of sound compensation principles and policies. These principles include paying for performance, ensuring equity, fairness and non-discrimination in pay and compensation risk mitigation.

Principal Elements of Compensation

Our executive compensation program includes three main elements: base salary, short-term cash incentives (as part of our MIP), and long-term equity compensation (granted pursuant to the Equity LTIP).

Element	How it is Paid	Key Objectives
Base Salary	Cash (Fixed)	Driven primarily by a NEO’s demonstrated value to the Company and market competitiveness, base salaries are reviewed annually and are set to attract and retain highly skilled, talented executives.
MIP	Cash (Variable)	Incentivizes a NEO to achieve short term (annual) financial and strategic goals. Awards are funded based on Company performance on pre-established key metrics, with payout levels reflecting individual targets and performance against defined goals.
Equity LTIP	PSUs & RSUs (Variable)	Provides incentives for NEOs to execute on longer-term financial goals that drive shareholder value creation and support the Company’s talent retention objectives.

Pay Mix

The charts below show the target pay mix for the Company’s PEO, Mr. Rivers, and other current NEOs for fiscal year 2025. These charts illustrate that a majority of PEO target total direct compensation for 2025 is variable at 71%. The average target total direct compensation for our other current NEOs for 2025 is 64% variable. Variable compensation is represented by both MIP and annual equity grants at target. These charts do not include any one-time awards or grants.

The Decision-Making Process

The Role of the Compensation and Human Capital Management Committee. The CHCM Committee is composed entirely of non-employee directors who meet the Nasdaq standards for independence, including the heightened standards applicable to compensation committee members. The CHCM Committee oversees executive compensation of the Company’s executive officers, including NEOs. The CHCM Committee regularly reviews the structure of our executive compensation program to ensure it aligns with Company strategy, philosophy, market practices, risk tolerance and the interests of Company shareholders. The CHCM Committee reviews compensation and performance of peer companies (detailed below) as it considers executive compensation. The CHCM Committee’s specific responsibilities are set forth in its charter, which can be found on the Company’s Investor Relations website at investor.easternbank.com under “Governance Documents” in the “Corporate Governance” section. The CHCM Committee approves all NEO compensation, other than that of the Executive Chair and CEO, including base salary, annual incentives and long-term incentives. The CHCM Committee recommends to the Board the Executive Chair and CEO’s compensation, which is then approved by the independent members of the Board.

The Role of Management. Select senior members of our management team attend regular meetings of the CHCM Committee at which executive compensation, Company performance, peer group, market and competitive compensation levels and compensation policies and practices are discussed. The CHCM Committee also meets in executive session without management members present. Only members of the CHCM Committee vote on decisions about compensation for the NEOs (other than the Executive Chair and CEO), and the independent members of the Board of Directors vote on our Executive Chair and CEO compensation. The Executive Chair and CEO are not involved in decisions or deliberations about their own compensation.

The Role of the Company’s Independent Compensation Consultant. The CHCM Committee has the authority to engage its own advisors to assist it in carrying out its responsibilities. As part of its oversight of executive compensation and director compensation, the CHCM Committee seeks input from its independent compensation consultant. In connection with 2025 executive compensation decisions, the CHCM Committee engaged Pearl Meyer as its independent compensation consultant to provide advice and market context regarding the competitiveness of our executive compensation program. The independent compensation consultant reports directly to the CHCM Committee and does not provide any other services to the Company. The CHCM Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC and Nasdaq listing rules. Based on this review and in reliance upon a letter from the firm confirming its independence based on factors set forth in the Nasdaq rules for compensation committee advisors, the CHCM Committee determined that Pearl Meyer is an independent advisor.

The Role of Peer Market Data. The CHCM Committee believes that a competitive pay package is a critical tool to attract and retain qualified executives. The CHCM Committee’s goal is to ensure that it continues to measure compensation practices against organizations similar to the Company in size and scope that compete with it for key executives, which are considered important benchmarks in our industry.

With the assistance of Pearl Meyer, the CHCM Committee uses a criteria-based approach in selecting peer companies that are used for the purpose of benchmarking executive compensation practices. The criteria include banks and thrifts on a national exchange, geography (U.S.-based and major metropolitan areas), financial institutions of similar size (assets and revenue generally ranging from 0.5x to 2.0x the Company’s size), similar loan and business mix, and comparable market capitalization. In the Spring of 2024, Pearl Meyer conducted an updated review of the Company’s compensation peer group and recommended the removal of PacWest Bancorp, due to the merger with Banc of California, and the addition of Associated Banc-Corp, an institution meeting the desired size profile and business model characteristics. Following the review of Pearl

Meyer’s recommendations, the CHCM Committee approved the following 21 companies for the purpose of informing 2025 compensation decisions related to Company NEOs, all of which were publicly-traded commercial banks with assets between $17 billion and $49 billion as of March 31, 2024.

2025 Compensation Peer Group
Ameris Bancorp	F.N.B. Corporation	Simmons First National Corporation
Associated Banc-Corp	Fulton Financial Corporation	SouthState Corporation
Atlantic Union Bankshares Corporation	Glacier Bancorp, Inc.	Trustmark Corporation
Bank OZK	Independent Bank Corp.	United Bankshares, Inc.
BankUnited, Inc.	Independent Bank Group, Inc.	United Community Banks, Inc.
Cathay General Bancorp	Pacific Premier Bancorp, Inc.	WaFd, Inc.
First Financial Bancorp.	Pinnacle Financial Partners, Inc.	WSFS Financial Corporation

In addition to peer group data, the CHCM Committee also considers other factors when setting NEO compensation, including the skill sets and responsibilities of the NEOs, their individual performances, Company performance, retention risk, their tenure with the Company and non-Company experience, and succession planning.

2025 Compensation Decisions

Based on the Company’s performance for 2025 and consistent with the design of the Company’s executive compensation program and practices described above, the CHCM Committee (or the Board, with respect to Messrs. Rivers and Sheahan) made the following executive compensation decisions for fiscal year 2025.

Base Salary

Base salaries are set at a level to maintain market competitiveness in attracting and retaining highly skilled, talented executives. Base salaries of NEOs are reviewed annually by the CHCM Committee (or by the independent members of the Board of Directors, as to the Executive Chair and CEO) and any increases are driven primarily by a NEO’s demonstrated value to the organization and tenure in the position, as well as internal equity and market competitiveness considerations. Salaries are not increased annually as a matter of course. For example, Mr. Rivers salary has not increased for the sixth consecutive year, as the Company has increasingly focused on performance and equity-based compensation.

For 2025, none of the NEOs received base salary increases, except for Mr. Westermann, who received an increase of 4.2% reflecting his expanded position at the Company leading technology, digital and innovation strategy, operations, product and the consumer bank, ensuring technology and digital capabilities help drive growth and profitability in the consumer bank.

Named Executive Officer	Fiscal Year 2024 Salary	Fiscal Year 2025 Salary	Percentage Increase
Robert F. Rivers	$995,000	$995,000	0.0%
Denis K. Sheahan	$800,000	$800,000	0.0%
Quincy L. Miller	$650,000	$650,000	0.0%
R. David Rosato	$550,000	$550,000	0.0%
Donald M. Westermann	$480,000	$500,000	4.2%

Management Incentive Plan (“MIP”)

The MIP provides for the payment of annual cash incentive awards to the Company’s PEO, its other NEOs, members of its management committee, and select management employees (“Participants”). The CHCM Committee believes the MIP further aligns its executive officers’ incentives with shareholder value creation. Each year, a Participant is assigned a target award opportunity as a percentage of base salary, based in part on job responsibilities and market data. Actual award payouts are determined by measurement against one or more corporate performance measures and individual performance, as appropriate, and may range between 0% and 150% of target. Company performance measures are approved by the CHCM Committee, and performance goals with respect to such performance measures are established by the Board of Directors. Individual performance is determined by the CHCM Committee for NEOs and by the Board of Directors for the Executive Chair and CEO.

MIP Target Award Opportunities. No adjustments were made to NEO target MIP opportunities as a percentage of base salary in 2025. The annual target award opportunities for the NEOs in 2025 are set forth below.

Named Executive Officer	Fiscal Year 2025 Salary	MIP Target Award Opportunity (as a % of Salary) (1)	MIP Target Award Opportunity ($)
Robert F. Rivers	$995,000	100%	$995,000
Denis K. Sheahan	$800,000	90%	$720,000
Quincy L. Miller	$650,000	75%	$487,500
R. David Rosato	$550,000	65%	$357,500
Donald M. Westermann	$500,000	60%	$300,000
(1)	For purposes of MIP calculations, “Salary” generally refers to a NEO’s year-end base salary rate.

MIP Funding Pool. All awards under the MIP (“MIP Awards”) are paid from a funding pool. The target funding pool (“Target Funding Pool”) is an amount equal to the sum of all Participants’ target awards for the year. After the end of the year, the CHCM Committee determines performance against the applicable company performance measures including consideration of whether minimum performance thresholds have been achieved. The funding pool from which MIP awards are actually paid (“Actual Funding Pool”) is based on the Target Funding Pool adjusted to reflect the Company’s performance against the pre-established measures for such year.

Individual MIP Awards are paid from the Actual Funding Pool and can be adjusted to reflect individual performance. Awards for the Company’s NEOs (other than the Executive Chair and CEO) are approved by the CHCM Committee, with input from the Executive Chair and CEO. Awards for the Executive Chair and CEO are approved by the independent members of the Board of Directors. The CHCM Committee and the independent members of the Board, as appropriate, determine the individual MIP payouts to executives based on the Actual Funding Pool and their individual performance.

2025 Company Performance Measure and Results. For 2025, the CHCM Committee approved Operating Net Income as the sole company performance measure under the MIP. The CHCM Committee believes that Operating Net Income provides a useful metric for measuring and understanding the Company’s core earnings performance. Operating Net Income, unlike GAAP net income, removes the impact of non-core items, providing a clearer and more transparent view of management’s execution against core earnings objectives established at the beginning of the year and improved year-over-year comparability. Excluding non-core items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures.

The CHCM Committee established the 2025 Operating Net Income target at $302.2 million based on 2025 budget, representing an over 50% increase over 2024 Operating Net Income results of $196.6 million. This increase reflects the Company’s larger size, expanded earnings profile and operating leverage following recent growth initiatives. The materially higher target continues to represent a robust and disciplined level of performance consistent with the Company’s focus on accountability and sustainable profitability. Linear interpolation is used for performance between threshold and maximum. Performance below the established threshold results in no award payouts under the MIP, reinforcing meaningful downside risk.

The following table shows the financial performance requirements established by the CHCM Committee to fund the MIP pool at threshold (50% of Target Funding Pool), target (100%), and maximum (150%), along with actual results for 2025:

	Performance Range
	Threshold	Target	Maximum	Actual Results
Operating Net Income*	$241.8 MM	$302.2 MM	$377.8 MM	$318.0 MM
Funding as a % of Target	50%	100%	150%	110%
*	For a complete reconciliation of Operating Net Income for 2024 and 2025, please refer to page 53 of the Company’s Annual Report on Form 10-K filed March 2, 2026.

As described above in the “Business Overview” section of this CD&A, 2025 Operating Net Income results were $318.0 million, resulting in an Actual Funding Pool of 110% of target.

2025 MIP Award Payouts. The table below summarizes the 2025 MIP awards earned by each of the NEOs. As reflected below, the majority of NEOs received awards based solely on the Actual Funding Pool of 110% of target. Due to his exceptional performance in 2025 in leading the successful integration of HarborOne Bank, the rollout of Salesforce across the Company and the deeper integration of consumer banking, product and technology to drive growth, the PEO recommended, and the CHCM approved a larger MIP award payout to Mr. Westermann based on his individual performance, in accordance with the MIP plan.

Named Executive Officer	MIP Award Earned in 2025 ($)	MIP Award as %
Robert F. Rivers	$1,094,500	110%
Denis K. Sheahan	$792,000	110%
Quincy L. Miller	$536,250	110%
R. David Rosato	$393,250	110%
Donald M. Westermann	$430,000	143%

Long-Term Equity Compensation (“Equity LTIP”)

Equity LTIP awards for 2025 were structured to reflect the CHCM Committee’s commitment to a long-term incentive program that incentivizes executives to execute on longer-term financial goals that drive shareholder value creation and supports the Company’s leadership retention objectives. Equity LTIP awards are delivered using a mix of performance-based and time-based equity vehicles. Following vesting, shares are delivered net of any shares withheld to meet the recipient’s tax obligations. The 2025 awards were structured as follows:

Equity Vehicle	Weight (at Target)	Design At-A-Glance
Performance Shares Units (PSUs)	60%

•

Rewards achievement of financial goals measured over a three-year performance period (January 1, 2025 - December 31, 2027) to focus on long-term value creation.

•

The awards are comprised of three performance measures (weighting %):

•

Relative TSR Performance (25.0%)

•

Absolute Growth in Operating Net Income (37.5%)

•

Absolute Operating Return on Average Tangible Common Equity (37.5%)

•

Each performance measure has a payout range of 0% to 150% of target. No payout is earned for a measure if performance falls below its performance threshold. The weighted results across all measures determine the total number of PSUs earned.

•

If the Company’s absolute TSR is negative over the performance period, any earned payout will be capped at target regardless of relative performance rating.

Restricted Stock Units (RSUs)	40%	RSUs will vest in equal installments over a three-year period tied to the anniversary of the grant date, March 3, 2025.

The table below shows the annual target Equity LTIP award values granted in fiscal year 2025 for each of the NEOs:

Named Executive Officer	Fiscal Year 2025 Salary	Target Award Opportunity (as a % of Salary)	PSUs (at Target)	RSUs	LTI Target Award Opportunity ($)(1)
Robert F. Rivers	$995,000	150%	$895,500	$597,000	$1,492,500
Denis K. Sheahan	$800,000	135%	$648,000	$432,000	$1,080,000
Quincy L. Miller	$650,000	115%	$448,500	$299,000	$747,500
R. David Rosato	$550,000	100%	$330,000	$220,000	$550,000
Donald M. Westermann	$500,000	60%	$180,000	$120,000	$300,000
(1)

Actual award amounts for PSUs (at target) and RSUs were determined based on the closing price of Company common stock on the grant date of March 3, 2025, which was $17.73 per unit. The stock award values shown in the Summary Compensation table vary slightly from the above due to, as shown in the Summary Compensation Table, (i) actual units granted were in whole units only and (ii) award amounts for PSUs related to TSR performance were determined using the Monte Carlo valuation model. In addition, the table shown above does not reflect certain off-cycle, one-time RSU awards granted in March 2025 to Mr. Sheahan (in connection with the Cambridge Trust merger and the end of his SERP retirement benefit) and Mr. Westermann (as part of his expanded leadership roles).

A Closer Look at PSUs

To strengthen alignment between executive compensation and the Company’s long-term strategic priorities, the CHCM Committee approved a revised PSU design for awards granted in 2025. Under this design, PSU performance will be measured at the end of a three-year period (January 1, 2025 – December 31, 2027) based on a balanced combination of relative TSR market performance and pre-established, absolute financial goals. The following table summarizes each performance measure, its weighting, and its purpose within the program.

Performance Measure	Weighting	Description and Rationale
Relative Total Shareholder Return (“TSR”) vs. KRX Banks	25.0%

•

Measures the Company’s TSR relative to the KRX Banks over the three-year performance period.

•

Payouts range from 25% (at threshold performance of 25th percentile) to 150% (maximum for performance at or above the 75th percentile) of target, with no payout below the 25th percentile. If absolute TSR is negative, the payout under this component is capped at target.

•

This metric reinforces alignment with shareholder value creation and market performance.

Absolute Growth in Operating Net Income	37.5%

•

Evaluates Operating Net Income growth at the end of the performance period compared with pre-established goals, emphasizing sustainable earnings growth and disciplined expense management.

•

Payouts range between 50% (threshold) and 150% (maximum) of target, with no payout below threshold performance.

•

Operating Net Income excludes non-recurring or unusual items, as determined by the CHCM Committee, to ensure results reflect core operating performance.

Absolute Operating Return on Average Tangible Common Equity (“ROATCE”)	37.5%

•

Assesses average Operating ROATCE over the three-year period relative to pre-established goals.

•

Payouts range between 50% (threshold) and 150% (maximum) of target, with no payout below threshold performance.

•

This measure focuses on efficient use of capital and sustained profitability, excluding non-operating items to provide a clear view of underlying business performance.

Note: Payouts are linearly interpolated for performance between threshold and maximum.

The Committee recognizes that Operating Net Income is also used as the performance measure under the annual MIP. Its inclusion in both the short- and long-term incentive programs aligns with the Company’s strategy: while the MIP evaluates one-year results against the annual operating plan, the PSU metric measures Operating Net Income at the end of a three-year period to promote sustained earnings growth and disciplined expense management across cycles. In the long-term plan, Operating Net Income performance is assessed together with Operating ROATCE to balance growth in earnings with efficient use of capital, along with relative TSR. In 2026, the CHCM Committee will continue to assess the use of Operating Net Income in both the annual and long-term incentive programs, including whether its application and weighting remains appropriate to support sustainable performance and align executive incentives with shareholder interests.

While the Company believes in transparency and discloses as much information to shareholders as is necessary to understand our executive compensation structure, we believe that disclosing the specific levels of required performance for the Growth In Operating Net Income and Operating Return on Average Tangible Common Equity on a prospective basis would provide competitors with insight regarding confidential business and strategic plans, without meaningfully adding to shareholder understanding. We disclose actual levels of performance against the pre-established goals on a retrospective basis as PSU awards vest each year.

PSUs Earned and Vested in 2025 (January 1, 2023 - December 31, 2025)

The PSUs earned for the 2023–2025 performance period under the Equity LTIP were based solely on the Company’s TSR relative to the KRX Banks, with payout opportunities ranging from 25% of target for threshold performance to 150% of target for maximum performance. No PSUs would be earned if performance fell below the threshold level, and consistent with the design of prior awards, if the Company’s absolute TSR was negative for the period, any earned payout was capped at target regardless of relative performance.

Performance Achievement Level Opportunity for Performance Period 2023-2025

	Threshold Performance	Target Performance	Maximum Performance	Actual Performance
Relative TSR	25th percentile	50th percentile	75th percentile or higher	47.7th percentile
Payout % (of Target)*	25%	100%	150%	93.1%

* Subject to linear interpolation between performance levels if threshold is achieved.

•

Relative TSR Performance Results. At the end of the performance period, the Company’s TSR was at the 47.7th percentile. As a result, 93.1% of target was earned by the three NEOs who received 2023 PSU grants for the 2023-2025 performance period.

Named Executive Officer	2023 Target PSUs Granted	2023 PSUs Earned & Vested
Robert F. Rivers	31,829	29,632
Quincy L. Miller	11,324	10,542
Donald M. Westermann	5,930	5,520

Other Compensation Practices, Policies and Guidelines

Stock Ownership Guidelines

The Company’s Board of Directors believes that the Company’s most senior executives (including its NEOs) should hold meaningful equity ownership positions in the Company, in part to align the NEOs’ interests with those of the Company’s shareholders. Under the management stock ownership guidelines, each NEO is required to hold shares of the Company’s stock as set forth below:

Title	Multiple of Annual Base Salary
Executive Chair & Chief Executive Officer	Five (5) Times
President and the Chief Financial Officer	Three (3) Times
All Other Executive Officers	Two (2) Times

To attain this ownership threshold, each NEO will have the longer of five (5) years from (i) the date of implementation of the stock ownership guidelines (September 2021), or (ii) the date that a NEO becomes a member of the Company’s management committee. There shall be a one-year holding period for 50% of a NEO’s vested shares (except in order to satisfy tax withholding obligations or to satisfy payment of an option exercise price) until the NEO has met, and continues to meet, his or her applicable minimum holding requirement.

Holdings that satisfy a NEO’s stock ownership requirement include all outstanding shares held, shares held through a 401(k), savings and profit-sharing plans, and all unvested time-based RSUs awarded to a NEO. Unvested awards of PSUs, stock options, warrants or other rights not listed above exercisable for or convertible into shares of common stock do not count towards satisfying the ownership requirement unless and until shares under such awards are issued to a NEO.

Compliance with stock ownership guidelines is evaluated annually. A NEO is not required to purchase additional shares to satisfy the applicable ownership requirement in the event of a decline in the Company’s stock price, but the NEO is generally prohibited from selling or transferring shares until the minimum ownership requirement has been achieved, except as otherwise determined by the CHCM Committee. All NEOs employed as of December 31, 2025, met or were on track to meet the stock ownership guidelines.

Clawback Policy

The Company has a formal Clawback Policy that adheres to the listing standards of the Nasdaq and the rules of the SEC (the “Clawback Policy”). This policy empowers the CHCM Committee to recoup cash and equity incentive-based compensation received by executive officers and other covered employees in the event the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under federal securities laws. Under the Clawback Policy, the CHCM Committee will require recoupment from an executive officer if it determines that incentive-based compensation received by the executive officer exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.

Anti-Hedging and Anti-Pledging Policy

The Company has an Insider Trading Policy that, among other things, prohibits all our employees (including officers) and directors from engaging in hedging or other speculative transactions relating to shares of the Company’s stock. Prohibited transactions include short sales, derivative securities (such as put and call options, or other similar instruments) and other hedging transactions (such as equity swaps, prepaid variable forwards, or similar instruments), or any transactions that have or are designed to have the effect of hedging or offsetting any decrease in the market value of the Company’s securities. In addition, Section 16 officers and directors are generally prohibited from holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan. The Company believes that its insider trading policy is reasonably designed to promote compliance by the Company and persons covered by the policy with insider trading laws, rules and regulations, as well as Nasdaq listing standards applicable to the Company.

Double Trigger Change in Control Agreements

The Company has entered into change in control agreements (“CiC Agreements”) with the NEOs and its most senior executive officers. With certain exceptions noted below, the CiC Agreements are substantially similar to each other, and provide that if, during a potential change in control period or within 18 months after the consummation of a change in control, the executive’s employment is involuntarily terminated for reasons other than for “cause,” disability or death, or the executive voluntarily resigns for “good reason,” the executive would be entitled to a lump sum severance payment equal to a multiple of (a) his or her base salary, plus (b) the greater of the executive’s annual bonus for the year in which the termination occurred and the average of the executive’s bonuses for the three years immediately preceding the year in which the termination occurred. For Messrs. Rivers, Sheahan and Miller, the applicable multiplier is 300%; for each of the other executives who are current officers of the Company (Mr. Rosato and Mr. Westermann), the multiplier is 200%. As noted above, any payment required under the CiC Agreements will be reduced to the extent necessary to avoid penalties under (“Section 280G”) of the Internal Revenue Code of 1986, as amended (the “Code”), but only if such reduction would result in a higher after-tax amount to the executive. In exchange for the lump sum severance payments and other benefits, the CiC Agreements provide for certain post-employment obligations with respect to the executive’s ability to compete with the Company and solicit our employees or customers.

In addition, if the NEO was participating in the Company’s group health and dental plans immediately prior to the their termination and elects COBRA health continuation, then the Company shall pay to the NEO a monthly cash payment for 18 months or the NEO’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health and dental insurance to the NEO if the NEO had remained employed by the Company. The Company will use commercially reasonable efforts to provide for such payments in a manner that allows the NEO to exclude such payments from income, unless the NEO’s COBRA health continuation period ends prior to the end of the eighteen-month payment period or the Company reasonably determines such payment to be discriminatory under Section 105(h) of the Code.

No Tax Gross Ups

The CHCM Committee has determined that no tax gross-ups for purposes of excess parachute payments under Section 280G shall be provided to our executives as part of our executive compensation program. The dollar amount of the severance payment due under the CiC Agreements (as defined and further described below) will not be reduced in order to avoid an excess parachute payment under Section 280G, except in circumstances in which the application of the excise tax under Section 4999 of the Code (“Section 4999”) on the full amount of severance and other compensation deemed to be an excess parachute payment under Section 280G would leave the executive with a lower net after-tax amount than having the severance and other compensation reduced to the extent necessary so the excise tax would not apply. In circumstances in which the amount of severance and other compensation deemed to be a parachute payment under Section 280G is not reduced, the executive would owe the excise tax under Section 4999 and would not be entitled to a gross-up or reimbursement of that excise tax payment under his or her CiC Agreement.

Severance Agreements

The provision of reasonable severance benefits can be important in recruiting and retaining key executives. Thus, the Company has in place separate agreements with three NEOs, Messrs. Rivers, Sheahan and Miller, governing certain terms of their employment with and separation from the Company in circumstances not involving a change in control of Eastern. Under the terms of those agreements, in the event an executive is terminated for cause, the executive will receive all earned but unpaid salary, all accrued but unused vacation pay, vested and accrued bonuses or other incentive compensation, and reimbursements for any reasonable, necessary and properly documented expenses. In the event of termination without cause, in addition to the payments outlined above, the Company will pay to the executive within 60 days of his termination a lump sum payment equal to 200% of his annual base compensation plus a prorated share of the annual incentive payment to which the executive would have been eligible under the MIP (described above) during the calendar year in which the termination date falls. If Messrs. Rivers or Sheahan elects COBRA coverage, each will also receive 24 months of continued participation in Eastern group health and dental insurance plans, with Eastern Bank paying or reimbursing Messrs. Rivers and Sheahan for the cost of such premiums, and Mr. Miller will receive a lump sum payment equivalent to 24x the amount of Eastern’s standard monthly contributions to Mr. Miller’s Eastern Bank group health and dental insurance premiums. The agreements provide for certain restrictive covenant obligations, which include each of Messrs. Rivers, Sheahan and Miller agreeing not to solicit customers and employees of Eastern Bank during their employment with Eastern Bank and continuing for a period ending 24 months following their termination of employment. In addition, Mr. Miller’s agreement also specifies that while he is employed, he will receive an annual base salary of not less than $450,000 (subject to adjustment), discretionary incentive and/or bonus compensation, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans, an automobile allowance of $700 each month, and reimbursement of country club membership fees, if sought. Mr. Rivers’ agreement does not address compensation or benefits during employment.

Risk Assessments of Incentive Compensation Plans
The Company conducts a continuous review of compensation programs from design to actual results. This helps ensure that employees are not driven to take excessive risk that could have a significant negative impact on the Company’s annual results or future safety and soundness. The Company’s compensation philosophy is “risk-reflective,” meaning the pay structure and programs are created to appropriately reward the returns from acceptable risk-taking through optimal pay mix, performance metrics, calibration and timing. Employees eligible for incentives or commissions for new business are not permitted to make credit, investment, or consumer pricing decisions independently. The Company has no “highly-leveraged” incentive plans. Plan sponsors, who are those executives in charge of business lines in which incentive plans exist, are not eligible for awards under the plans they sponsor. All incentive and commission plans are tied to performance metrics related to revenue and/or profitability and all incentive plans have a trigger, where payments are not made if certain profitability hurdles are not met by the Company. Finally, all incentive plans undergo an annual incentive plan risk assessment led by leaders from the Internal Audit, Enterprise Risk Management, Legal and Human Resources Departments, with the results reported to the CHCM Committee.
Policy for Granting Certain Option Awards
Although the Company has not historically issued option awards to employees as part of its equity compensation program, the Company maintains an Employee Equity Award Grant Policy (the “Equity Policy”) that sets forth guidelines for the timing of any option grants that could be made by the CHCM Committee in the future in order to effectively incentivize future employees. The Equity Policy provides that the Company will not grant stock options in anticipation of the release of material non-public
information that is likely to result in changes to the price of Eastern’s common stock, including (i) during “blackout” periods or outside of a prescribed trading window established in connection with the public release of the Company’s earnings information under the Company’s Insider Trading Policy, or (ii) at any time during the four business day-period
prior to, or one business day following, the filing of the Company’s periodic reports or the filing or furnishing of a Form
8-K
that discloses material
non-public
information.
Other Programs
Benefit Plans
401(k) Plan.
The Company’s 401(k) Plan allows executives and other plan participants to make elective deferrals of their compensation to the 401(k) Plan up to limits of the Internal Revenue Service (“IRS“), and in 2025 the Company made a safe harbor contribution to eligible participants’ accounts equal to maximum of 3% of the participant’s eligible plan compensation earned during the plan year subject to IRS limits.
Employee Stock Ownership Plan
.
Eastern Bank has an ESOP, an employee stock ownership plan, for eligible employees. Management believes the ESOP aligns the interests of all eligible employees – not just senior executives – with shareholders to create better alignment with total shareholder value.
At the time of the IPO, the ESOP trustee purchased 14,940,652 shares of the Company’s common stock funded with a loan from the Company (“ESOP Loan”). The ESOP Loan is repaid principally through Eastern Bank’s contribution to the ESOP and dividends payable on common stock held by the ESOP over the term of the loan. The ESOP’s independent trustee holds the shares purchased by the ESOP in an unallocated suspense account, and releases shares on a pro rata basis as the loan is repaid. Released shares are allocated among participants on the basis of each participant’s proportional share of eligible compensation relative to the compensation of all participants. A participant cliff-vests in their benefits after three years of vesting service with Eastern Bank or a participating subsidiary. Credited service includes both calendar years of service from January 1, 2020 (the initial effective date of the ESOP) and years of vesting service that a participant has earned under the Bank’s defined benefit pension plan prior to the adoption of the ESOP. A participant also will become fully vested in their benefit upon normal retirement, early retirement, death or disability, a change in control, or termination of the ESOP. A vested participant is entitled to receive a distribution from the ESOP upon separation from service or, if earlier, plan termination. The ESOP permits a participant to direct the trustee as to how to vote the shares of common stock allocated to their account. The ESOP trustee votes unallocated shares and allocated shares for which participants do not provide voting instructions on a matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.
In October 2025 a portion of the ESOP Loan was repaid, and in February 2026, the ESOP trustee allocated shares to eligible participants for 2025. The Company makes allocations annually to eligible participants in accordance with the terms of the ESOP.
Defined Benefit Pension Plan.
Eastern Bank provides pension benefits (the “Pension Plan”) to its employees, including our NEOs, through membership in the Savings Bank Employees’ Retirement Association. The Company’s Pension Plan is a noncontributory, defined benefit plan. Our annual contribution to the Pension Plan is based upon standards established by the Pension Protection Act. The contribution is based on an actuarial method intended to provide not only for benefits attributable to service to date but also for those expected to be earned in the future.
Frozen Supplemental Executive Retirement Plan.
Eastern had historically offered a defined contribution supplemental executive retirement plan (“SERP”), in which Messrs. Rivers and Miller participated. Benefit accruals were frozen for then-active participants as to compensation received for work performed after 2021, and the SERP was closed to new participants. Under the SERP, each participating executive is entitled to receive a benefit following his or her separation from service. Mr. Sheahan participated in the Cambridge SERP under which benefit accruals were frozen as of December 31, 2024.
Benefit Equalization Plan.
The Company maintains a
non-qualified
benefit equalization plan (“BEP”) to provide a pension supplement to restore pension benefits for employees whose compensation exceeds the annual statutory compensation maximum that can be considered under the defined benefit plan, and/or exceeds the annual permitted pension benefit amount under the Code. The benefit formula is the same as provided in the Pension Plan, with an offset for benefits provided by that plan. Benefits generally are paid in a lump sum in the year following retirement or death.
Non-qualified
Deferred Compensation Plans.
The Company maintains a
non-qualified
deferred compensation plan that allows directors and selected executives to defer compensation. In addition, Eastern continues to administer a legacy Cambridge non-qualified
deferred compensation plan.
Executive Perquisites.
Executive perquisites are not a core component of our executive compensation program. We do offer, however, our NEOs allowances for automobiles and parking. Our NEOs are entitled to reimbursement for costs associated with membership in a country club, but all of our NEOs declined to accept these club fees in 2025.

COMPENSATION AND HUMAN CAPITAL MANAGEMENT REPORT

The Compensation and Human Capital Management Committee of our Board of Directors has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation and Human Capital Management Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation and Human Capital Management Committee of the Board of Directors,

Joseph T. Chung (Chair)

Diane S. Hessan

Deborah L. Jackson

Peter K. Markell

Cathleen A. Schmidt

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section of this Proxy Statement describes the Company’s executive compensation program and the compensation decisions that the Compensation and Human Capital Management Committee and Board of Directors made in 2025 with respect to the compensation of Company NEOs. The Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation is designed to closely align the interests of Company NEOs with those of Company shareholders on both a short-term and long-term basis, and to attract and retain key executives critical to the Company’s success.

We urge shareholders to read the Compensation Discussion and Analysis section of this Proxy Statement and to review the 2025 Summary Compensation Table and related compensation tables and discussion, which provide detailed information on the Company’s executive compensation policies and practices. The Company is committed to ensuring it receives timely feedback from shareholders on their alignment with the Company’s executive compensation practices.

Recommendation

Our Board of Directors recommends a vote FOR Proposal 2.

EXECUTIVE COMPENSATION

2025 Summary Compensation Table

The table below sets forth the total compensation paid to, or earned by, the Company’s NEOs for the years ended December 31, 2025, 2024 and 2023 in accordance with applicable SEC rules.

Summary Compensation Table (“SCT”)
Name and Principal Position	Fiscal Year (1)	Salary (2)	Bonus (3)	Non-Equity Incentive Plan Compensation (4)(5)	Stock Awards (6)	Change In Pension Value and Non- Qualified Deferred Compensation Earnings (7)	All Other Compensation (8)	Total
Robert F. Rivers	2025	$995,000	$—	$1,094,500	$1,480,480	$764,265	$98,448	$4,432,693
Executive Chair and Chair of the Board of Directors	2024	$995,000	$—	$1,124,350	$1,353,380	$640,281	$73,126	$4,186,137
	2023	$995,000	$—	$2,434,326	$820,870	$617,294	$47,607	$4,915,097
Denis K. Sheahan Chief Executive Officer	2025	$800,000	$—	$792,000	$3,371,297	$57,087	$49,483	$5,069,867
	2024	$338,462	$—	$406,800	$851,066	$18,099	$15,597	$1,630,024
Quincy L. Miller	2025	$650,000	$—	$536,250	$741,489	$275,104	$70,697	$2,273,540
President and Chief Operating Officer	2024	$628,462	$—	$531,494	$615,241	$201,482	$57,453	$2,034,132
	2023	$590,000	$—	$866,942	$292,046	$196,629	$41,241	$1,986,858
R. David Rosato Chief Financial Officer	2025	$550,000	$—	$393,250	$545,565	$49,916	$28,782	$1,567,513
	2024	$205,192	$200,000	$167,771	$783,416	$—	$4,120	$1,360,499
Donald M. Westermann	2025	$496,667	$—	$430,000	$785,660	$265,825	$57,601	$2,035,753
Chief Information Officer	2024	$477,250	$150,000	$325,440	$252,160	$180,117	$49,600	$1,434,567
	2023	$463,500	$—	$465,046	$152,935	$123,049	$37,340	$1,241,870
(1)

Neither Messrs. Sheahan nor Rosato were NEOs prior to 2024. Their respective compensation is therefore only disclosed for the years ended December 31, 2025 and 2024. The compensation disclosed for 2024 reflects their compensation earned during 2024. Mr. Westermann was not a NEO in 2024.

(2)

Represents base salary earned in 2025, 2024 and 2023, as applicable. The following NEOs received salary increases during the years reported: 2025 Mr. Westermann, 2024 Messrs. Miller and Westermann. No salary changes were implemented in 2023 for the NEOs.

(3)

Mr. Rosato received a one-time cash award in 2024 as part of his new hire package to offset his forfeited annual incentive award from his prior employer. Mr. Westermann received a one-time cash award in 2024 in recognition of his role leading the successful merger and integration of Cambridge Trust.

(4)	Represents cash awards earned under the Company’s MIP during 2025, 2024 and 2023, and amounts payable under legacy LTIP cash awards that matured on December 31, 2023.
•

MIP Awards: For Messrs. Rivers, Sheahan, Miller, Rosato and Westermann, amounts earned under the MIP in 2025 were $1,094,500, $792,000, $536,250, $393,250, $430,000. For Messrs. Rivers, Sheahan, Miller, Rosato and Westermann, amounts earned under the MIP in 2024 were $1,124,350, $406,800, $531,494, $167,771, and $325,440 respectively. For Messrs. Rivers, Miller, and Westermann, amounts earned under the MIP in 2023 were $895,500, $354,000, and $208,575, respectively.

•

Legacy LTIP Awards: The final legacy LTIP award was granted in 2019 and matured on December 31, 2023. For Messrs. Rivers, Miller and Westermann, the amounts payable under legacy LTIP awards that were granted in 2019 and matured on December 31, 2023 were $1,524,000, $508,000, and $254,000, respectively.

(5)

The amounts payable under the legacy LTIP awards that matured in 2023 include interest paid thereon from December 31 of the year in which they matured through the dates of payment in March 2024. For awards that matured in 2023, the interest amounts were $14,826 for Mr. Rivers, $4,942 for Mr. Miller and $2,471 for Mr. Westermann.

(6)

Amounts included in the “Stock Awards” column for the years ended December 31, 2025, 2024 and 2023 represent the aggregate grant date fair values of the RSUs and PSUs calculated in accordance with ASC 718. Amounts related to the stock awards are reported in the table above pursuant to applicable SEC regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made as compared to the actual vesting. As previously disclosed in March 2025, Mr. Sheahan received a one-time RSU grant of 129,723 shares that vests pro-rata over a five-year period, subject to continued employment. This one-time award was part of the Cambridge Trust merger and was provided to offset the loss of Mr. Sheahan’s Cambridge Trust Supplemental Executive Retirement Plan benefit, and reflects the importance of his leadership in ensuring talent and customer retention post-merger. Mr. Westermann’s 2025 RSU grant includes 28,200 shares that vest in full on the 3 year anniversary of the grant in recognition of his expanded leadership role aligning technology, operations, product and the consumer bank. The portion of the amount attributable to PSUs represents the value at the grant date assuming the probable outcome of performance conditions, which is assumed at the target value. The value of each NEO’s PSUs at the grant date assuming the highest level of performance achievement, or maximum value, is as follows: Mr. Rivers: $1,325,240 (2025), $1,134,574 (2024), and $485,074 (2023); Mr. Sheahan: $958,975 (2025) and $628,620 (2024); Mr. Miller: $663,735 (2025), $515,773 (2024), and $172,578 (2023); Mr. Rosato: $488,357 (2025) and $320,137 (2024); and Mr. Westermann: $255,724 (2025), $211,396 (2024), $90,373 (2023).

(7)

Represents the change in the value of the Pension Plan and Benefit Equalization Plan (“BEP”) for all NEOs, for the period of January 1 to December 31 for each applicable reporting year. Mr. Rosato became eligible for these Plans in 2025.

(8)	All Other Compensation in the table above includes the amounts for 2025, 2024 and 2023, as applicable, set forth in the following table.

All Other Compensation
Named Executive Officer	Fiscal Year	Perquisites (a)	401(k) Plan Defined Contribution Plan (b)	Dividends Paid on Vested Equity Awards	Employer Allocations to ESOP (c)	Total (d)
Robert F. Rivers	2025	$17,824	$10,500	$51,529	$18,595	$98,448
	2024	$18,321	$10,350	$25,156	$19,299	$73,126
	2023	$15,711	$9,900	$8,539	$13,457	$47,607
Denis K. Sheahan	2025	$17,344	$10,500	$5,250	$16,389	$49,483
	2024	$5,443	$10,154	$—	$—	$15,597
Quincy L. Miller	2025	$12,012	$10,500	$29,590	$18,595	$70,697
	2024	$12,749	$10,350	$15,055	$19,299	$57,453
	2023	$12,192	$9,900	$5,692	$13,457	$41,241
R. David Rosato	2025	$14,874	$6,981	$6,927	$—	$28,782
	2024	$4,120	$—	$—	$—	$4,120
Donald M. Westermann	2025	$10,232	$10,500	$18,274	$18,595	$57,601
	2024	$10,195	$10,350	$9,756	$19,299	$49,600
	2023	$10,188	$9,900	$3,795	$13,457	$37,340
(a)	Amount includes automobile, parking and gas allowances and taxable imputed incomes.
(b)	Represents employer contributions under the Company’s 401(k) Plan made on behalf of the NEO.
(c)

Represents the value of an allocation of shares of Company common stock pursuant to the terms of the Company’s ESOP in connection with the NEO’s service in fiscal year 2025, 2024 and 2023, as applicable. The value is calculated based on the closing price of Company stock on the last day of trading of the year.

(d)

NEOs’ total compensation in the Summary Compensation Table does not include earnings on the now frozen SERP, in which Messrs. Rivers and Miller participated in while it was an active plan, because NEOs do not receive any preferential or above-market investment earnings under such plans. Under the terms of the SERP, the value of the benefit provided increases or decreases based upon changes in one or more generally available investment benchmarks or strategies chosen by the respective participant.

Grant of Plan-Based Awards

The following table sets forth information with respect to grants of non-equity and equity plan awards to Company NEOs in 2025.

				Estimated future payments under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)
Named Executive Officer	Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stocks or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards
Robert F. Rivers	RSU	3/3/2025	2/24/2025	—	—	—	—	—	—	33,671	$596,987
	PSU	3/3/2025	2/24/2025	—	—	—	22,097	50,507	75,761	—	$883,492
	STI	-	-	$497,500	$995,000	$1,492,500	—	—	—	—	$—
Denis K. Sheahan	RSU	3/3/2025	2/24/2025	—	—	—	—	—	—	154,088	$2,731,980
	PSU	3/3/2025	2/24/2025	—	—	—	15,990	36,548	54,822	—	$639,317
	STI	-	-	$360,000	$720,000	$1,080,000	—	—	—	—	$—
Quincy L. Miller	RSU	3/3/2025	2/24/2025	—	—	—	—	—	—	16,864	$298,999
	PSU	3/3/2025	2/24/2025	—	—	—	11,067	25,296	37,944	—	$442,490
	STI	-	-	$243,750	$487,500	$731,250	—	—	—	—	$—
R. David Rosato	RSU	3/3/2025	2/24/2025	—	—	—	—	—	—	12,408	$219,994
	PSU	3/3/2025	2/24/2025	—	—	—	8,143	18,612	27,918	—	$325,571
	STI	-	-	$178,750	$357,500	$536,250	—	—	—	—	$—
Donald M. Westermann	RSU	3/3/2025	2/24/2025	—	—	—	—	—	—	34,697	$615,178
	PSU	3/3/2025	2/24/2025	—	—	—	4,264	9,746	14,619	—	$170,482
	STI	-	-	$150,000	$300,000	$450,000	—	—	—	—	$—
(1)	Represents 2025 threshold, target and maximum award opportunities under the Company’s MIP. Threshold award is 50% of target and the maximum award under the Plan is 150% of target payment opportunity.
(2)

Represents PSUs that will vest in one installment on or around March 1, 2028, subject to continued service and the satisfaction of applicable performance conditions. The number of PSUs to be earned is dependent on the Company’s achievement against the three performance measures that the 2025 PSU awards contain, highlighted above in the Long-Term Equity Compensation (“Equity LTIP”) section of the Compensation Discussion and Analysis, over the three-year performance period from January 1, 2025 through December 31, 2027. No PSUs will vest for performance below threshold levels.

(3)

Represents RSUs that vest in three equal installments on the anniversaries of the grant date (March 3, 2025), subject to continued service for all of the NEOs. Mr. Sheahan’s RSU total includes 129,723 RSUs that vest in five equal installments on the anniversary of the grant date (March 3, 2025) and Mr. Westermann’s RSU total includes 28,200 RSUs that cliff vests on the three-year anniversary of the grant date (March 3, 2025).

Outstanding Equity Awards at 2025 Fiscal Year End

The following table provides information regarding PSUs and RSUs, as applicable, held by NEOs on December 31, 2025.

Named Executive Officer	Type and Grant Year of Equity Incentive Plan Award (1)	Equity Incentive Plan awards: Number of underlying shares that have not yet vested	Equity Incentive Plan awards: Market Value of underlying shares that have not yet vested (2)
Robert F. Rivers	RSU - 2022	42,695	$786,869
	RSU - 2023	10,610	$195,542
	PSU - 2023	29,632	$546,118
	RSU - 2024	31,070	$572,620
	PSU - 2024	104,859	$1,932,551
	RSU - 2025	33,671	$620,557
	PSU - 2025	75,760	$1,396,257
Denis K. Sheahan (3)	RSU - 2023	11,518	$212,277
	RSU - 2024	17,215	$317,272
	PSU - 2024	58,098	$1,070,746
	RSU - 2025	154,088	$2,839,842
	PSU - 2025	54,822	$1,010,369
Quincy L. Miller	RSU - 2022	28,464	$524,592
	RSU - 2023	3,775	$69,573
	PSU - 2023	10,542	$194,289
	RSU - 2024	14,125	$260,324
	PSU - 2024	47,668	$878,521
	RSU - 2025	16,864	$310,804
	PSU - 2025	37,944	$699,308
R. David Rosato	RSU - 2024	22,714	$418,619
	PSU - 2024	29,587	$545,288
	RSU - 2025	12,408	$228,679
	PSU - 2025	27,918	$514,529
Donald M. Westermann	RSU - 2022	18,976	$349,728
	RSU - 2023	1,977	$36,436
	PSU - 2023	5,520	$101,734
	RSU - 2024	5,789	$106,691
	PSU - 2024	19,537	$360,067
	RSU - 2025	34,697	$639,466
	PSU - 2025	14,619	$269,428

(1)

Each RSU award granted in 2022 will vest in five equal installments on the anniversaries of the grant date (March 1, 2022), subject to continued employment. RSU awards granted in 2023 and 2024 will vest in three equal installments on the anniversaries of the grant date (March 1, 2023 and March 1, 2024 respectively), subject to continued employment. RSU awards granted in 2025 for Messrs. Rivers, Miller and Rosato will vest in three equal installments on the anniversary of the grant date (March 1, 2025), subject to continued employment. The RSU awards granted to Mr. Sheahan in 2025 are comprised of 24,365 shares that will vest in 3 equal installments on the anniversary of the grant date (March 3, 2025) and 129,723 shares that will vest in 5 equal installments on the anniversary of the grant date (March 3, 2025), subject to continued employment. The RSU awards granted to Mr. Westermann in 2025 are comprised of 6,497 RSUs that will vest in three equal installments on the anniversary of the grant date (March 3, 2025) and 28,200 RSUs that will vest in one installment on the third anniversary of the grant date (March 3, 2025), subject to continued employment. PSUs granted in 2023, based on TSR performance, vested in one installment on March 1, 2026. PSUs granted in 2024, based on TSR performance, will vest in one installment on or about March 1, 2027, subject to continued employment and the satisfaction of applicable performance conditions. PSUs granted on March 3, 2025, based on the three performance measures described in Long-Term Equity Compensation (“Equity LTIP”) of the CD&A, will vest in one installment on or about March 3, 2028, subject to continued employment and the satisfaction of applicable performance conditions. The number of PSUs earned is dependent on the Company’s performance on the applicable measures over the three-year performance period.

(2)

The market value of RSUs is based on the closing price of $18.43 of Company common stock on December 31, 2025, multiplied by the number of underlying granted but unvested units. PSUs granted in 2023 are reflected at their actual performance achievement of 93.1% multiplied by the closing price of $18.43 of the Company common stock on December 31, 2025. PSUs granted in 2024 and 2025 are reflected at maximum performance at the closing price of $18.43 of Company common stock on December 31, 2025.

(3)	Mr. Sheahan’s outstanding equity is inclusive of awards issued by Cambridge Trust that were converted to Eastern Bank equity awards at the time of the merger in 2024.

Option Exercises and Stock Vested

The following table provides information regarding PSUs and RSUs, as applicable, that vested during the year ended December 31, 2025. None of the NEOs owned or exercised options in 2025.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting ($)(2)
Robert F. Rivers	127,543	$2,261,337
Denis K. Sheahan	8,606	$146,474
Quincy L. Miller	78,434	$1,390,635
R. David Rosato	11,356	$193,279
Donald M. Westermann	49,937	$885,383

(1)

The Number of Shares Acquired on Vesting represents the shares underlying RSUs granted on March 1, 2022, March 1, 2023 and March 1, 2024 that vested on March 1, 2025, as well as the shares underlying PSUs granted on March 1, 2022 that vested on March 1, 2025. The total represents the number of shares that vested, prior to shares withheld for taxes.

(2)

Value Realized on Vesting represents the number of shares underlying the RSUs that vested on March 1, 2025 multiplied by the closing price ($17.73) of Company stock on March 1, 2025. Messrs Sheahan and Rosato represents the number of shares underlying the RSUs that vested on September 3, 2025 multiplied by the closing price ($17.02) of Company stock on September 2, 2025.

(3)

Mr. Sheahan elected to defer all of his unvested equity awards while an employee of Cambridge Trust. Eastern assumed administrative responsibilities for the outstanding Cambridge Trust equity awards and converted them to EBC stock. During the year ended 2025, Mr. Sheahan vested in 57,486 EBC RSUs. The vested shares reside in Mr. Sheahan’s deferred compensation plan account and are not under his ownership until the distribution election period has been met.

Nonqualified Deferred Compensation

The Company’s nonqualified deferred contribution plans allow certain highly compensated or management employees to defer portions of their current compensation, as specified in the applicable plan documents. These plans include the SERP and the 409A Plan (as described below). Distributions of account balances under such plans may be made only in accordance with the applicable plan documents. None of these plans provide the NEOs with any preferential or above-market earnings on their account balances. Rather, the value of the benefit provided by a plan increases or decreases based upon changes in one or more generally available investment benchmarks or strategies chosen by the respective participant.

Eastern’s Frozen Supplemental Executive Retirement Plan. Messrs. Rivers, and Miller each participated in the SERP, while it was an active plan. The SERP was frozen effective as of December 31, 2021. Although participants’ accounts will continue to be administered in accordance with the SERP document until their respective separations from service, the Company ceased accruing for benefits for SERP participants on earnings received after December 31, 2021 (other than with respect to the compensation earned in 2021). Pursuant to the terms of the frozen SERP, prior to 2022 an executive’s account was credited monthly with an amount equal to 20% of their salary and credited annually with an amount equal to 20% of their short-term incentives. Under the terms of the SERP, each executive participating in the SERP becomes entitled to receive a benefit following his separation from service with the Company. The SERP benefit vests over a 10-year period and account balances are payable as a lump sum or in annual installments, as determined in accordance with the terms of the plan. Each of Messrs. Rivers and Miller are fully vested under the terms of the SERP.

Cambridge Trust Frozen Supplemental Executive Retirement Plan. The Cambridge SERP was frozen effective as of December 31, 2024. Although Mr. Sheahan’s account will continue to be administered in accordance with the SERP document until his separation from service, the Company ceased accruing for benefits for his SERP on earnings received after December 31, 2024. Pursuant to the terms of the frozen SERP, prior to 2025 Mr. Sheahan’s account was credited with an amount equal to 2% of his final average compensation for every year of service not to exceed 60%, reduced social security and certain pension benefits. Under the terms of the SERP, Mr. Sheahan becomes entitled to receive a benefit following his separation from service on or after normal retirement age as defined in the Plan, distributed in monthly installments for the greater of his lifetime or 20 years.

409A Deferred Compensation Plans. The Company’s 409A Plan allows directors and executives to defer compensation under non-qualified deferred compensation plans. Under the 409A Plan, participants could defer up to 75% of base salary and up to 100% of any incentive compensation. The balances under these plans reflect compensation deferred in prior years and are payable as a lump sum or in annual installments, as determined in accordance with the terms of the applicable plan.

The Cambridge Trust Company Deferred Compensation Plan allowed both compensation and equity deferrals. Mr. Sheahan elected to defer equity awards granted in 2021, 2022 and 2023 and which vest in 2024, 2025 and 2026.

The table below sets forth the amounts of the contributions, earnings and value of the Company’s nonqualified deferred compensation plans in which our NEOs participated during the year ended December 31, 2025.

Nonqualified Deferred Compensation
Named Executive Officer	Executive contributions	Employer contributions	Aggregate earnings (2)	Aggregate withdrawals/ distributions	Aggregate balance (3)
Robert F. Rivers	$—	$—	$2,221,444	$—	$13,957,793
Denis K. Sheahan (1)	$1,232,182	$—	$182,150	$—	$2,551,215
Quincy L. Miller	$—	$—	$406,526	$—	$2,554,290
R. David Rosato	$—	$—	$—	$—	$—
Donald M. Westermann	$—	$—	$24,286	$—	$163,120
(1)

Mr. Sheahan’s Executive contribution represents 57,486 shares of RSUs that vested during the year ended 2025 and were subject to deferral as previously noted in footnote #3 of the Stock Options and Awards Vested table. The Aggregate balance is comprised of the December 31, 2024 RSU deferral and Mr. Sheahan’s deferred compensation plan balance that Eastern assumed administration of at the time of the Cambridge Trust merger.

(2)

Represents the change in value for employee and Company contributions to the SERP and 409A Plan. As described above, neither of these plans provides for any preferential or above-market earnings on a participant’s account balances.

(3)	Amount shown is the sum of the value of a NEO’s account balance in the SERP and 409A Plan as of December 31, 2025, as applicable.

Pension Benefits

Defined Benefit Pension Plan. The Company provides pension benefits to its employees, including the NEOs, through membership in the Pension Plan. The Pension Plan is a noncontributory, defined benefit plan, and the Company’s annual contribution to this plan is based upon standards established by the Pension Protection Act. The Pension Plan is a cash balance format with compensation based on a participant’s earnings reported on IRS Form W-2 for the applicable year. Participants vest in their account balances after three years of eligible service and the plan provides for payment in a lump sum or, if eligible, a life annuity at retirement. All NEOs eligible to participate in the Pension Plan are fully vested in their account balances under the Pension Plan, with the exception of Mr. Rosato who became eligible for the Pension Plan in August 2025, and will not be fully vested until the 2027 Plan year.

Benefit Equalization Plan. The Company maintains the BEP, a non-qualified benefit equalization plan to provide a pension supplement to restore pension benefits for employees who were historically ineligible to participate in the SERP and whose compensation exceeds the annual statutory compensation maximum that can be considered under the Pension Plan, and/or exceeds the annual permitted pension benefit amount under the Internal Revenue Code. The benefit formula for the BEP is the same as provided in the Pension Plan, with an offset for benefits provided by the Pension Plan. Benefits are paid in a lump sum in the year following retirement or death. Participants in the SERP did not receive BEP benefits while the SERP was active; Messrs. Rivers and Miller first became eligible for the BEP in 2022, Mr. Sheahan in 2024 and Mr. Rosato in 2025.

The amounts reported in the table below equal the present value of the accumulated pension benefits at the end of fiscal year 2025 for each of our NEOs. The Pension Plan is referred to as the “Defined Benefit Plan” in this table.

Pension Benefits
Named Executive Officer	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit as of 12/31/2025	Payments during Last Fiscal Year
Robert F. Rivers	Total		$2,840,719	$—
	Defined Benefit Plan	19.9	$1,109,077	$—
	BEP		$1,731,642	$—
Denis K. Sheahan	Total		$75,186	$—
	Defined Benefit Plan	10.8	$39,155	$—
	BEP		$36,031	$—
Quincy L. Miller	Total		$903,254	$—
	Defined Benefit Plan	9.8	$439,620	$—
	BEP		$463,634	$—
David Rosato	Total		$49,917	$—
	Defined Benefit Plan	1.4	$30,811	$—
	BEP		$19,106	$—
Donald M. Westermann	Total		$1,439,162	$—
	Defined Benefit Plan	18.7	$631,683	$—
	BEP		$807,479	$—

Potential Payments upon Termination or Change-in-Control for the Year Ended December 31, 2025

Executive Severance Agreements

As described above under “Severance Agreements” within the CD&A section of this Proxy Statement, each of Messrs. Rivers, Sheahan and Miller has entered into an executive severance agreement, which provide for certain benefits in the event that either is terminated without cause. Under each of these agreements, “cause” is defined as:

•	any act of gross misconduct or gross negligence which results in material harm to the Company, whether monetarily or otherwise;
•	any act of dishonesty, disloyalty or fraud which results in material harm to the Company, whether monetarily or otherwise;
•	a conviction of, or plea of nolo contendere to, any felony or any crime involving moral turpitude; or
•	a failure to perform a substantial portion of the duties of his position adequately for a period of more than 30 days after written notice from the Company describing such failure.

Under their respective executive severance agreements, each of Messrs. Rivers, Sheahan and Miller, if terminated without cause, will be entitled to the respective lump sum payment described above in the CD&A section of this Proxy Statement, provided that each signs a release of claims against the Company, and which release becomes effective. Neither agreement provide for additional payments in the event of death or disability, other than what each is entitled to under other existing benefit plans, although each is entitled to the benefits described above if terminated for cause.

Double-Trigger Change in Control Agreements

As described further above under “Double-Trigger Change in Control Agreements” within the CD&A section of this Proxy Statement, each of our NEOs who is a current officer has entered into a double-trigger CiC Agreement. These agreements entitle the NEO to a lump sum payment described above in the event that their employment is terminated while a change in control event (as described below) has occurred or is pending, or within 18 months following a change in control event, and the reason for termination is for a reason other than the NEO’s death, disability or cause (as each of the latter terms are defined in the CiC Agreement), or is due to the NEO’s own resignation for good reason (as defined below).

The CiC Agreement utilizes the following definitions:

A “change of control” is defined as the consummation of any of the following events:

•

merger, consolidation or other business combination of the Company or Eastern Bank, after which either (A) our incumbent board of directors constitute less than two-thirds of the surviving board of directors (“Surviving Board”), or (B) less than 60% of the combined voting power of shares entitled to vote in an election of the Surviving Board is owned by persons who were shareholders of the Company prior to the merger, consolidation or other business combination;

•	the acquisition by any person of 25% or more of our outstanding common stock or voting securities (unless such acquisition is by an entity under our common control);
•

during any consecutive two-year period, the failure of our incumbent directors to constitute a majority of our board of directors, with “incumbent directors” meaning directors who are members of our board of directors on the date of the agreement and members who are subsequently nominated or elected by a majority of the incumbent directors;

•	the sale or other disposition of all or substantially all of our assets to any person, group or entity; and
•	any other transaction that our board of directors deems to be a “change in control”.

The term “cause” is defined as:

•	a material act of willful misconduct in connection with the performance of his/her duties, including, without limitation, misappropriation of the Company’s funds or property;
•	the conviction for, or plea of nolo contendere by the NEO to, any felony or a misdemeanor involving deceit, dishonesty, or fraud;
•

the commission of any misconduct, whether or not related to the Company or its affiliates, that has caused, or would reasonably be expected to cause, material detriment or damage to the Company’s or its affiliates’ reputation, business operation or relation with its employees, customers, vendors, suppliers or regulators;

•

continued, willful and deliberate non-performance by duties (other than by reason of the NEO’s physical or mental illness, incapacity or disability) that has continued for more than 30 days following written notice providing the details of such non-performance;

•

willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the deliberate destruction of or deliberate failure to preserve documents or other materials relevant to such investigation, or the willful inducement of others to fail to cooperate or to fail to produce documents or other materials; or

•

removal or prohibition from participating in the conduct of the Company’s affairs by order issued under applicable law and regulations by a federal or state banking agency having authority over the Company.

The term “good reason” is defined as:

•	a material diminution of the NEO’s responsibilities, authorities or control from those exercised by the NEO immediately prior to the change in control event;
•	any material reduction in the NEO’s annual compensation or benefits (other than across-the-board reductions affecting all of the Company’s executive officers);
•	the relocation of the offices at which the NEO is employed to a location more than 25 miles from such office, or the requirement to be based at a location more than 25 miles from such office; or
•	any material breach of the CiC Agreement by the Company.

Under the CiC Agreements, each of our NEOs will be entitled to the lump sum payment described above in “Double-Trigger Change in Control Agreements” within the CD&A section of this Proxy Statement in the event of a double-trigger change in control event, provided that each signs a separation agreement and release with the Company, which then becomes irrevocable. The CiC Agreement does not provide for additional payments in the event of death or disability, other than what a NEO is entitled to under other existing benefit plans. As described above under “No Tax Gross Ups,” the dollar amount of any severance payment due under the CiC Agreements will be reduced in certain circumstances in order to avoid an excess parachute payment under Section 280G.

Set forth below in the table entitled “Potential Payments Upon Termination or Change in Control” is a description of certain post-employment arrangements with our NEOs, including the severance benefits and change-in-control benefits to which they would have been entitled under applicable benefit plans as of December 31, 2025, if a termination of employment and/or a change-in-control had occurred on such date. No NEO was entitled to receive payments if they were terminated for cause as of such date.

Potential Payments upon Termination or Change-in-Control
Named Executive Officer	Without Cause/For Good Reason (1)	Death/Disability (2)	Retirement (3)	Change in Control (Double Trigger) (4)
Robert F. Rivers
Salary	$1,990,000	$—	$—	$2,985,000
MIP	$995,000	$995,000	$995,000	$2,995,950
RSU	$—	$2,175,588	$1,268,721	$2,175,588
PSU	$—	$—	$—	$3,915,426
Medical	$34,714	$—	$—	$26,036
Denis K. Sheahan
Salary	$1,600,000	$—	$—	$2,400,000
MIP	$720,000	$720,000	$720,000	$2,160,000
RSU	$—	$3,369,391	$370,904	$3,369,391
PSU	$—	$—	$—	$2,081,116
Medical	$—	$—	$—	$45,021
Quincy L. Miller
Salary	$1,300,000	$—	$—	$1,950,000
MIP	$487,500	$487,500	$487,500	$1,462,500
RSU	$—	$1,165,292	$724,317	$1,165,292
PSU	$—	$—	$—	$1,786,540
Medical	$—	$—	$—	$—
David Rosato
Salary	$—	$—	$—	$1,100,000
MIP	$—	$357,500	$357,500	$715,000
RSU	$—	$647,298	$209,291	$647,298
PSU	$—	$—	$—	$1,059,826
Medical	$—	$—	$—	$23,548
Donald M. Westermann
Salary	$—	$—	$—	$1,000,000
MIP	$—	$300,000	$300,000	$600,000
RSU	$—	$1,132,321	$439,500	$1,132,321
PSU	$—	$—	$—	$738,794
Medical	$—	$—	$—	$45,021
(1)

Represents amounts payable under the Executive Severance Agreements for Messrs. Rivers, Sheahan and Miller. Salary amounts represent 200% of Messrs. Rivers, Sheahan and Miller’s base salary rate as of December 31, 2025. The MIP amounts represent Messrs. Rivers, Sheahan and Miller’s target payout under the MIP for 2025. For Mr. Rivers, Medical represents the Company’s cost to provide medical and dental coverage for 24 months. Mr. Sheahan is entitled to continued participation in the Company’s group health and dental insurance plans for 24 months after termination or until he commences employment offering such benefits, whichever period is shorter. Mr. Miller is not enrolled in the Company’s medical or dental coverage and therefore is not entitled to severance amounts related to medical or dental under the terms of his executive severance agreements. No amount is included for equity compensation, as our equity award agreements generally provide for forfeiture upon termination or resignation except as otherwise set forth in this table, subject to certain Board and CHCM Committee discretionary authority.

(2)

MIP amounts represent NEO’s target payout under the MIP for 2025. RSU amounts represent the closing price of Company common stock ($18.43) on December 31, 2025, multiplied by the number of units that would vest as accelerated upon the occurrence of the qualifying event. PSUs would not be eligible for vesting until a determination is made at the end of a three-year performance period as to whether the applicable performance conditions are met, at which time the NEO would be entitled to a portion based on actual performance and the NEO’s time employed during the performance period. A valuation of the PSUs, based on performance levels as of December 31, 2025, for each NEO, is provided in the “Outstanding Equity Awards at 2025 Fiscal Year End” table.

(3)

MIP amounts represent NEO’s target payout under the MIP for 2025. RSU amounts represent the closing price of Company common stock ($18.43) on December 31, 2025, multiplied by the number of units that would vest as accelerated upon Retirement per the terms of the respective grant agreement. PSUs would not be eligible for vesting until a determination is made at the end of a three-year performance period as to whether the applicable performance conditions are met, at which time the NEO would be entitled to a portion based on actual performance and the NEO’s time employed during the performance period. A valuation of the PSUs, based on performance levels as of December 31, 2025, for each NEO, is provided in the “Outstanding Equity Awards at 2025 Fiscal Year End” table.

(4)

All NEOs are covered by CiC Agreements. With certain exceptions noted below, the CiC Agreements are substantially similar to each other, and provide that if, during a potential change in control period or within 18 months after the consummation of a change in control, the executive’s employment is involuntarily terminated for reasons other than for “cause,” disability or death, or the executive voluntarily resigns for “good reason,” the executive would be entitled to a lump sum severance payment equal to a multiple of (a) his base salary, plus (b) the greater of the executive’s annual bonus for the year in which the termination occurred and the average of the executive’s bonuses for the three years immediately preceding the year in which the termination occurred. For Messrs. Rivers, Sheahan and Miller, the applicable multiplier is 300%; for Messrs. Rosato and Westermann, the applicable multiplier is 200%, reflected accordingly in the above table in the Salary and MIP rows by NEO. The MIP amount is equal to the 2025 MIP target amount with the applicable multiplier, which is greater than the average of the preceding three (3) years of bonus payments. Medical payment amounts for Messrs. Rivers, Sheahan, Rosato and Westermann represent the cost of providing 18 months of medical and dental coverage. Mr. Miller is not enrolled in the Company’s medical or dental coverage and therefore is not entitled to severance amounts related to these items. RSU and PSU amounts represent the closing price of Company common stock ($18.43) on December 31, 2025, multiplied by the number of units that would accelerate upon the occurrence of a qualifying termination following a change in control.

In addition to the amounts set forth in the table above, each of our NEOs would also receive the vested value of their accounts in the plans included in the Nonqualified Deferred Compensation and Pension Benefits tables above, which may include the SERP, the 409A Plan, the Pension Plan and the BEP.

PEO Pay Ratio

The following information is provided in accordance with Item 402(u) of Regulation S-K of the Securities Act of 1933, as amended. The pay ratio is an estimate of the median employee’s total compensation to that of the Executive Chair, Mr. Rivers, who is the Principal Executive Officer, for 2025, as disclosed in the Summary Compensation Table.

To determine the median employee for 2025, we used our employee population as of December 31, 2025, excluding the Executive Chair. The date of December 31, 2025 was selected to represent our employee population for 2025, which is inclusive of our colleagues that joined through the HarborOne merger in November 2025. As of December 31, 2025, Eastern’s employee population, consisting of all full-time, part-time and seasonal employees, was 2,547 individuals. The median of all base salaries (excluding the PEO) was reviewed to determine our median base salary as the consistently applied compensation measure.

With the median employee identified, this individual’s 2025 total compensation was determined following the same measures used to determine Mr. Rivers’ total compensation in the Summary Compensation Table. These factors include base salary, incentive(s), change in pension value and all other compensation.

•	2025 total annual compensation for the median employee was $111,467
•	2025 total annual compensation for Mr. Rivers, the PEO, was $4,432,693
•	The result is a median employee to PEO pay ratio of 1: 39.8

SEC guidelines for determining the median employee provide discretion to companies in adopting a variety of compensation measure(s) to apply to the analysis. We believe the pay ratio reported above is a reasonable estimate based on our records, but it may not be readily comparable to other companies due to factors such as location, compensation practices, exclusions, estimates or assumptions that other companies may apply.

Pay Versus Performance
In accordance with rules adopted by the SEC, we provide the following disclosure regarding executive “Compensation Actually Paid” or “CAP” (as calculated in accordance with SEC rules) and certain Company performance for the fiscal years listed below. Please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement for a more complete description of how executive compensation relates to Company performance and how the CHCM Committee makes its decisions.

					Value of Initial Fixed $100 Investment Based on:
Year #	SCT Total for PEO	“Compensation Actually Paid” to PEO (1)	Average SCT Total for Non-PEO NEOs (2)	Average “Compensation Actually Paid” to Non-PEO NEOs (1) (2)	Company TSR (3)	Peer Group TSR (4)	GAAP Net Income (thousands $)	Operating Net Income (thousand $) (5)
2025	$4,432,693	$5,074,020	$2,736,668	$2,993,480	$128.18	$152.71	$88,219	$317,977
2024	$4,186,136	$5,028,364	$1,777,413	$2,057,039	$116.46	$143.39	$119,561	$196,620
2023	$4,915,097	$3,898,615	$1,999,339	$1,648,743	$93.07	$126.67	$232,177	$167,274
2022	$6,743,680	$5,859,893	$3,437,369	$2,918,229	$109.53	$127.17	$199,759	$195,950
2021	$4,208,543	$4,189,967	$2,380,559	$2,321,245	$125.55	$136.64	$154,665	$160,589
(1)	Eastern’s PEO for the years reported 2021-2025 is Mr. Rivers.
(2)	Eastern’s Non-PEO NEOs for each year are as follows:
•	For 2025, “Non-PEO NEOs” include current NEOs, Messrs. Sheahan, Q. Miller, Rosato and Westermann.
•
For 2024,
“Non-PEO
NEOs” included NEOs, Messrs. Sheahan, Q. Miller, Rosato and Fitzgerald, the former Chief Administrative Officer, Chief Financial Officer and Treasurer, Eastern Bankshares, Inc., and Ms. Henry, General Counsel & Chief HR Officer.

•	For 2023, “Non-PEO NEOs” included NEOs, Messrs. Q. Miller, Fitzgerald, Westermann and Lodge, our former President and CEO of Eastern Insurance Group LLC, and Ms. Henry.
•	For 2022, “Non-PEO NEOs” included NEOs, Messrs. Q. Miller, Fitzgerald and Westermann, and Ms. Henry.
•
For 2021,
“Non-PEO
NEOs” included Messrs. Q. Miller and Fitzgerald, as well as Jan A. Miller, our former Vice Chair and Chief Commercial Banking Officer, and John F. Koegel, the former President and CEO of Eastern Insurance Group LLC.

(3)
Reflects the cumulative total shareholder return of Eastern Bankshares, Inc. over the five-year period. The reporting is based on a theoretical $100 invested of the last day of 2020 and valued as of the last trading day of 2021, 2022, 2023, 2024 and 2025.

(4)
Reflects the cumulative total shareholder return of the KRX over the five-year period. The reporting is based on a theoretical $100 invested on the last day of 2020 and valued as of the last trading day of 2021, 2022, 2023, 2024 and 2025.

(5)	Represents a non-GAAP financial measure. Please refer to the Company’s most recent Annual Report on Form 10-K for a reconciliation of non-GAAP financial measures.

Adjustments from Summary Compensation Table for PEO

	2025	2024	2023	2022	2021
Deduction for change in actuarial present values reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column in the Summary Compensation Table	$(764,265)	$(640,281)	$(617,294)	$(13,486)	$(86,687)
Increase for service cost of Pension Plan and BEP	$525,760	$539,868	$181,935	$217,339	$68,111
Deduction for prior service cost of Pension Plan and BEP	$—	$—	$—	$—	$—
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(1,480,480)	$ (1,353,380)	$(820,870)	$ (4,503,726)	$—
Increase based on fair value of awards granted during year that remain unvested as of year-end, determined as of year-end	$1,894,151	$2,010,497	$705,649	$3,416,086	$—
Increase/(Deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$404,940	$395,050	$(400,794)	$—	$—
Increase/(Deduction) for change in fair value from prior year-end to vesting date of awards granted prior year to date vested during year	$61,221	$(109,527)	$(65,108)	$—	$—
Total Adjustments	$641,327	$842,227	$ (1,016,482)	$(883,787)	$(18,576)

Adjustment from Summary Compensation Table for Non-PEO NEOs
	2025	2024	2023	2022	2021
Deduction for change in actuarial present values reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column in the Summary Compensation Table	$(161,983)	$ (207,710)	$(202,042)	$(26,832)	$(86,477)
Increase for service cost of Pension Plan and BEP	$93,112	$120,688	$89,731	$111,932	$27,163
Deduction for prior service cost of Pension Plan and BEP	$—	$—	$—	$—	$—
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(1,361,003)	$(633,879)	$(201,781)	$(2,502,048)	$—
Increase based on fair value of awards granted during year that remain unvested as of year-end, determined as of year-end	$1,573,343	$959,781	$173,458	$1,897,809	$—
Deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	$97,814	$77,092	$(178,134)	$—	$—
Deduction for change in fair value from prior year-end to vesting date of awards granted prior year to date vested during year	$15,529	$(36,346)	$(31,829)	$—	$—
Total Adjustments	$256,812	$279,626	$(350,597)	$(519,139)	$(59,314)
Most Important Performance Measures
In our assessment, the most important performance measures used to link Compensation Actually
Paid
to Company performance are listed in the table below, not ranked in order of importance.

Net Income
Operating Net Income
Total Shareholder Return
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 401(v) of Regulation
S-K,
the Company is providing the following graphical descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid vs. GAAP Net Income

$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
CAP
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$0
Net Income
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Avg. Non-PEO NEOs Compensation Actually Paid
Net Income

Compensation Actually Paid vs. Operating Net Income

$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
CAP
$350,000,000
$300,000,000
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$0
Operating Net Income
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Avg. Non-PEO NEOs Compensation Actually Paid
Operating Net Income

Compensation Actually Paid vs. Total Shareholder Return

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section of this Proxy Statement describes the Company’s executive compensation program and the compensation decisions that the Compensation and Human Capital Management Committee and Board of Directors made in 2025 with respect to the compensation of Company NEOs. The Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation is designed to closely align the interests of Company NEOs with those of Company shareholders on both a short-term and long-term basis, and to attract and retain key executives critical to the Company’s success.

We urge shareholders to read the Compensation Discussion and Analysis section of this Proxy Statement and to review the 2025 Summary Compensation Table and related compensation tables and discussion, which provide detailed information on the Company’s executive compensation policies and practices. The Company is committed to ensuring it receives timely feedback from shareholders on their alignment with the Company’s executive compensation practices.

Recommendation

The Board of Directors recommends a vote FOR Proposal 2.

DIRECTOR COMPENSATION

Through December 31, 2025, each of the Company’s non-employee directors who served for all of 2025 was entitled to an annual Board of Directors retainer of $55,000, an annual grant of restricted stock with a value approximately equal to $65,000, and annual committee member fees ranging from $5,000 to $10,000. The Audit, Compensation and Human Capital Management, Nominating and Governance and Risk Management committees are joint committees of the Board of Directors and the Board of Directors of Eastern Bank (“Bank Board”). Directors also receive fees for their service on committees of the Bank Board, including its Trust and Innovation and Technology committees, and the Board of Trustees of the Foundation. Chairs of certain committees also receive additional committee chair retainers ranging from $10,000 to $20,000, and the Lead Director receives an annual retainer of $40,000. In addition, directors receive per-meeting fees for attending various special or additional meetings, including those of Eastern Bank’s board of advisors, board of ambassadors, and an investment advisory committee. Directors who are also employees do not receive compensation for their service as directors.

Set forth below is a summary of the compensation received by each of the non-employee directors for the year ended December 31, 2025.

Name	Fees Earned ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(4)

Richard C. Bane	$108,500	$65,000	$24,521	$198,021

Luis Borgen	$94,750	$65,000	$23,521	$183,271

Joseph F. Casey (5)	$7,500	$—	$—	$7,500

Joseph T. Chung	$105,500	$65,000	$24,521	$195,021

Bari A. Harlam	$78,750	$65,000	$23,521	$167,271

Marisa J. Harney	$84,500	$65,000	$2,160	$151,660

Diane S. Hessan	$98,500	$65,000	$24,521	$188,021

Richard E. Holbrook	$84,750	$65,000	$24,521	$174,271

Deborah C. Jackson	$130,000	$65,000	$23,521	$218,521

Peter K. Markell	$115,750	$65,000	$23,521	$204,271

Leon A. Palandjian	$81,000	$65,000	$—	$146,000

Cathleen A. Schmidt	$81,000	$65,000	$1,000	$147,000

Michael J. Sullivan (5)	$6,250	$—	$—	$6,250

Linda M. Williams	$84,500	$65,000	$2,160	$151,660

Andargachew S. Zelleke	$73,750	$65,000	$—	$138,750
(1)	Represents total fees earned in 2025, including fees deferred pursuant to the 409A Plan if applicable.
(2)

Represents the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718, which was equal to the closing price of a share of Company common stock on the date of grant, May 19, 2025, multiplied by the number of shares underlying the award.

(3)

Represents accrued dividends paid upon the vesting of a portion of restricted stock awards granted on November 30, 2021 and the vesting of annual restricted stock granted on May 13, 2024 for the Directors who received those grants. Amounts also include matching contributions of $1,000 to charitable institutions in the name of the director pursuant to a matching charitable gift program offered through the Foundation for each of Messrs. Bane, Chung, Holbrook and Mses. Hessan and Schmidt. Non-employee directors may participate in this program in connection with their service as directors; matching gifts are capped at $1,000 per director per year.

(4)

The directors’ total compensation in this table does not include earnings on the 409A Plan, a non-qualified deferred compensation plan in which Ms. Harlam participates, because the participants do not receive any preferential or above-market earnings under such plan. Under the terms of the 409A Plan, the increase in the value of the benefit provided in the 409A Plan increases (or decreases) based upon changes in one or more generally available investment benchmarks or strategies chosen by the respective participant.

(5)	Messrs. Casey and Sullivan joined the Board of Directors in November 2025 and received fees in 2025 in connection with meeting attendance.

Director Stock Ownership Guidelines. The Company’s Board of Directors believes that the Company’s directors, including the Executive Chair and the CEO, should hold meaningful equity ownership positions in the Company, in part to align directors’ interests with those of the Company’s shareholders. Accordingly, the Board of Directors has adopted the stock ownership guidelines set forth below. Each director is expected to achieve the applicable stock ownership threshold within five years of either the date of initial implementation of the stock ownership guidelines (June 2020) or the date the director is first elected to the Board of Directors, whichever is later:

•	Non-employee directors shall hold five times the value of their cash retainers in shares of the Company’s stock;
•	The Executive Chair and the CEO shall hold five times the value of his or her annual base salary in shares of the Company’s stock; and
•

Any director who serves as an executive officer, other than the Executive Chair and the CEO, will be required to hold multiples of the value of his or her base salary in shares of the Company’s stock, depending on the position (and as set forth in the management stock ownership guidelines) and as established by the CHCM Committee.

There is a one year holding period for 50% of a director’s vested shares until the applicable minimum holding requirement described above has been met. Holdings that satisfy a director’s stock ownership requirements include all outstanding shares held and all restricted stock awarded to a director. Unvested awards of performance stock units, stock options, warrants or other rights not listed above exercisable for or convertible into shares of common stock will not count towards satisfying the ownership requirement unless and until shares under such awards are issued to a director.

Compliance with stock ownership guidelines is evaluated annually. A director is not required to purchase additional shares to satisfy the ownership requirement in the event of a decline in the Company’s stock price, but the director is generally prohibited from selling or transferring shares until the minimum ownership requirement has been achieved, except as otherwise determined by the CHCM Committee. As of January 1, 2026, all of our non-employee directors met or were on track to meet the Company’s stock ownership guidelines within the required time period.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The following table summarizes the aggregate fees (including out-of-pocket expenses) billed for professional services rendered by Ernst & Young LLP for fiscal years 2025 and 2024. All services were pre-approved by the Audit Committee in accordance with its charter, as described below in the section captioned “Pre-Approval Policy and Procedures.”

Fee Category	Fiscal Year 2025	Fiscal Year 2024

Audit Fees (1)	$2,712,200	$2,456,200

Audit-Related Fees (2)	$39,100	$39,100

Tax Fees (3)	$855,416	$403,235

All Other Fees	$—	$—

Total Fees	$3,606,716	$2,898,535

(1)

Audit fees consist of fees for the audit of our annual consolidated financial statements (including an assessment of our internal control over financial reporting), the review of interim consolidated financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. For 2025, these fees included audit work related to the Company’s November 2025 acquisition of HarborOne Bancorp, Inc. For 2024, these fees included audit work related to the Company’s July 2024 acquisition of Cambridge Bancorp. These fees for both years also included expanded audit procedures or consultations with management as to the accounting or disclosure treatment of transactions or events under the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, Financial Accounting Standards Board or other regulatory or standard-setting bodies.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of the Company’s financial statement and are not reported under “Audit Fees.” Audit-related services provided by Ernst & Young LLP in 2025 and 2024 represented fees in connection with attestation services.

(3)

Tax fees in 2025 and 2024 consist of fees for tax preparation and tax compliance and advisory services in connection with servicing clients in our Cambridge Trust Wealth Management division, formerly known as Eastern Wealth Management division.

(4)	There were no other fees in 2025 or 2024.

Pre-Approval Policy and Procedures

In accordance with its charter, the Audit Committee of the Board of Directors pre-approves any engagement for audit services, audit-related, and non-audit services (including tax services) to be provided by the Company’s independent external auditor before the independent external auditor is engaged to render such services.

The Audit Committee may, and from time to time does, delegate its authority to pre-approve services to the Chair of such committee, provided that any such approvals are presented to the full committee at the next Audit Committee meeting.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of the four directors named below. Each member of the Audit Committee is an independent director (as independence is defined in the listing standards of the Nasdaq Global Select Market and Rule 10A-3 under the Exchange Act with respect to membership on audit committees).

The Audit Committee has adopted a written charter, which has been approved by the Board of Directors. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the preparation, presentation and integrity of the consolidated financial statements, and with the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing opinions on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles and on the Company’s internal controls over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of these functions.

In the performance of the Audit Committee’s oversight function, we have reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2025, with management and the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”). We also discussed with EY the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. EY has also provided the Audit Committee with their communications required by PCAOB rules, and the Audit Committee has discussed with EY the firm’s independence. We have also considered whether the provision by EY of tax services in 2025 and 2024 is compatible with maintaining their independence.

Based on our review of the materials and discussions with management and the independent registered public accounting firm described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2025 and 2024 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC, and the Audit Committee appointed EY as the Company’s independent registered public accounting firm for 2026.

By the Audit Committee of the Board of Directors,

Peter K. Markell (chair)

Richard C. Bane

Marisa J. Harney

Linda M. Williams

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2026. EY has served as the Company’s independent registered public accounting firm since 2002. Although we are not required to seek shareholder ratification of this appointment, the Board of Directors decided to provide Company shareholders with the opportunity to do so. If this proposal is not approved by shareholders at the Annual Meeting, the Audit Committee will reconsider the appointment of EY. Even if the appointment of EY is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year.

Representatives of EY are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Recommendation

The Company’s Board of Directors believes that the ratification of the appointment by the Audit Committee of Ernst & Young as the Company’s independent registered public accounting firm for the 2026 fiscal year is in the best interests of the Company and shareholders and recommends you vote FOR ratification in Proposal 3.

OTHER ACTION

We are not aware at this time of any other matters that will be presented for action at the Annual Meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of the proxy holders.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be included in the proxy statement and form of proxy relating to the 2027 annual meeting of shareholders and to be presented at that meeting must be received by us for inclusion in the 2027 proxy statement and form of proxy no later than November 26, 2026. In addition, the Company’s Bylaws contain an advance notice provision that requires shareholders who desire to bring proposals before an annual meeting (which proposals are not to be included in the proxy statement and are submitted outside the processes of Rule 14a-8 of the Exchange Act) to comply with the advance notice provision. The advance notice provision requires that shareholders give timely written notice of their proposal to the Company’s Corporate Secretary. To be timely, notices must be delivered to our Corporate Secretary at our principal executive office not less than 90 nor more than 120 days before the first anniversary of the prior year’s annual meeting of shareholders. Accordingly, a shareholder who intends to present a proposal at the 2027 annual meeting of shareholders must provide written notice of the proposal to the Corporate Secretary after January 18, 2027 and before February 17, 2027. Proposals received at any other time will not be voted on at the meeting. Shareholders who wish to nominate director candidates for the shareholders to consider must include in the notice the additional information specified in the Company’s Bylaws including, among other things, the candidate’s name, biographical data and qualifications. The Exchange Act Rule 14a-19(b) also requires additional information be included in director nomination notices, including a statement that the shareholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If a shareholder makes a timely notification, the proxies that we solicit for the meeting may still exercise discretionary voting authority on the proposal, consistent with the proxy rules of the SEC. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2027.

SOLICITATION STATEMENT

The Board of Directors of Eastern Bankshares, Inc. is soliciting proxies, and the Company pays for distributing and soliciting proxies. Copies of proxy materials will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable fees and expenses in forwarding proxy materials to shareholders.

Shareholders who elect to vote through the Internet or by telephone may incur costs such as telecommunication and Internet access charges for which the shareholder is solely responsible. The telephone and Internet voting facilities for shareholders of record will close when the polls close at the Annual Meeting.

Boston, Massachusetts

March 26, 2026

FORWARD-LOOKING STATEMENTS

When we use the terms “we”, “us”, “our,” and the “Company,” we mean Eastern Bankshares, Inc., a Massachusetts corporation, and its consolidated subsidiaries, taken as a whole, unless the context otherwise indicates.

Certain statements contained in this Proxy Statement that are not historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, factors:

•

changes in regional, national or international macroeconomic conditions, including tariffs, governmental shutdowns or changes in inflation, recessionary pressures or interest rates in the United States;

•	the possibility that future credit losses, loan defaults and charge-off rates are higher than expected due to changes in economic assumptions or adverse economic developments;

•	general business and economic conditions on a national basis and in the local markets in which we operate, including those impacting credit quality;

•	turbulence in the capital and debt markets and within the banking industry;

•	decreases in the value of securities and other assets;

•	decreases in deposit levels necessitating increased borrowing to fund loans, investments and other needs;

•	competitive pressures from other financial institutions;

•	operational risks including, but not limited to, cybersecurity incidents, fraud, new technological integration including AI, natural disasters and future pandemics, including COVID-19;

•

a regulatory reform agenda that is significantly different from that of the prior administration, impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies, including risks related to the administration’s increased focus on widespread implementation of stablecoins and other digital assets;

•

changes in regulation, regulatory policy, legislation, accounting standards and practices, and fiscal monetary policy, particularly in light of the shift in presidential administrations and the potential for related shifts in agency policy and leadership;

•	the risk that goodwill and intangibles recorded in our financial statements will become impaired;

•

risks related to the implementation of acquisitions, dispositions, and restructurings, including the merger with HarborOne Bancorp and HarborOne Bank, which is further described in Part I, Item 1 in the Company’s Annual Report on Form 10-K under “Recent Bank Acquisitions,” including that revenue and expense synergies or other expected benefits may not materialize or in the time frame originally anticipated or may be more costly to achieve than anticipated and that the combined businesses may not perform as expected;

•

potential risks related to the integration of our completed acquisitions may not materialize or may be more costly to achieve than anticipated and that the combined businesses may not perform as expected;

•	the risk that we may not be successful in the implementation of our business strategy;

•	changes in assumptions used in making such forward-looking statements; and

•

other risks and uncertainties detailed in Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as may be updated by Part II, Item 1A “Risk Factors” in our Quarterly Reports on Form 10-Q, as may be filed with the SEC from time to time.

Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

styleIPC Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Eastern Bankshares, Inc. Internet: www.proxypush.com/EBC • • Cast your vote online Annual Meeting of Shareholders Have your Proxy Card ready • Follow the simple instructions to record your vote For shareholders of record as of March 13, 2026 Phone: Monday, May 18, 2026 12:00 p.m. Eastern Time 1-866-458-2993 • Use any touch-tone telephone The Annual Meeting will be held live via the Internet. Please visit • Have your Proxy Card ready www.proxydocs.com/EBC to register to attend or for more details. • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY 12:00 p.m. Eastern Time, May 18, 2026. Virtual: You must register if you wish to attend the meeting online and/or participate at This proxy is being solicited on behalf of the Board of Directors www.proxydocs.com/EBC. The undersigned hereby appoints R. David Rosato and Kathleen C. Henry (the “Named Proxies”), and each or either of them, as the true and lawful proxies of the undersigned, with full power of substitution and revocation, each with the power to appoint his or her substitute, authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Eastern Bankshares, Inc. (“Company”) held of record by the undersigned at the close of business on March 13, 2026, at the 2026 Annual Meeting of Shareholders of the Company to be held on May 18, 2026, or at any adjournment thereof, and acknowledges receipt of the proxy materials for such meeting and revokes all previous proxies. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED ON THE REVERSE HEREOF. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2, IN FAVOR OF PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this proxy card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Eastern Bankshares, Inc. Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS OF EASTERN BANKSHARES, INC. (“COMPANY”) RECOMMENDS A VOTE: “FOR” EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect six directors for a one-year term: FOR AGAINST ABSTAIN 1.01 Luis A. Borgen FOR #P2# #P2# #P2# 1.02 Diane S. Hessan FOR #P3# #P3# #P3# 1.03 Leon A. Palandjian FOR #P4# #P4# #P4# 1.04 Robert F. Rivers FOR #P5# #P5# #P5# 1.05 Cathleen A. Schmidt FOR #P6# #P6# #P6# 1.06 Michael J. Sullivan FOR #P7# #P7# #P7# FOR AGAINST ABSTAIN 2. To approve, in an advisory vote, the compensation paid to the Company’s named executive FOR officers. #P8# #P8# #P8# 3. To ratify the appointment of Ernst & Young LLP by the Audit Committee of our Board of Directors FOR as the Company’s independent registered public accounting firm for the 2026 fiscal year. #P9# #P9# #P9# PLEASE DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD IF VOTING BY MAIL. You must register if you wish to attend the meeting online and/or participate at www.proxydocs.com/EBC. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date